                                                                   EXHIBIT 10.EE

                                                                  CONFORMED COPY




                                 $1,200,000,000

                                CREDIT AGREEMENT

                                      Among

                           EL PASO PRODUCTION COMPANY
                           EL PASO PRODUCTION GOM INC.
                          VERMEJO MINERALS CORPORATION
                          EL PASO ENERGY RATON, L.L.C.

                     as Subsidiary Borrowers and Guarantors,

                       EL PASO PRODUCTION HOLDING COMPANY
                        SABINE RIVER INVESTORS VI, L.L.C.
                        SABINE RIVER INVESTORS IX, L.L.C.

                                 as Guarantors,

                               EL PASO CORPORATION

                                   as Lender,

                                       and

                          CITICORP NORTH AMERICA, INC.

                              as Loan Administrator

                                 March 13, 2003

                               TABLE OF CONTENTS


ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS......................................................................1

         Section 1.01  Certain Defined Terms.....................................................................1

         Section 1.02  Computation of Time Periods..............................................................23

         Section 1.03  Accounting Terms; Changes in GAAP........................................................23

         Section 1.04  Miscellaneous............................................................................23

ARTICLE II  TERMS OF FACILITY...................................................................................24

         Section 2.01  Term Loans...............................................................................24

         Section 2.02  Borrowing Base...........................................................................24

         Section 2.03  Optional Prepayment of Loans.............................................................27

         Section 2.04  Mandatory Prepayment of Loans............................................................27

         Section 2.05  Scheduled Repayment of Loans.............................................................31

         Section 2.06  Interest and Certain Fees................................................................31

         Section 2.07  Breakage Costs...........................................................................32

         Section 2.08  Right to Substitute Collateral; Release of Liens in Connection Therewith.................33

         Section 2.09  Collateral Release Provisions............................................................34

         Section 2.10  Payments and Computations................................................................35

         Section 2.11  Yield Protection.........................................................................36

         Section 2.12  Taxes....................................................................................37

         Section 2.13  Conditions Precedent.....................................................................39

         Section 2.14  Post-Closing Items and Certificates......................................................39

ARTICLE III  GUARANTEES.........................................................................................39

         Section 3.01  Guarantee Obligations....................................................................39

         Section 3.02  Obligations Unconditional................................................................40

         Section 3.03  Waivers..................................................................................41

         Section 3.04  Reinstatement............................................................................41

         Section 3.05  Subrogation..............................................................................41

         Section 3.06  Remedies.................................................................................41

         Section 3.07  Continuing Guarantee.....................................................................41

         Section 3.08  Rights of Contribution...................................................................41

         Section 3.09  General Limitation on Guarantee Obligations..............................................42

         Section 3.10  Release of Certain Guarantors............................................................42

ARTICLE IV  REPRESENTATIONS AND WARRANTIES......................................................................43

         Section 4.01  Existence; Subsidiaries..................................................................43

         Section 4.02  Power and Authority......................................................................43

         Section 4.03  Authorization and Approvals..............................................................43

         Section 4.04  Enforceable Obligations..................................................................44

         Section 4.05  Financial Statements.....................................................................44

         Section 4.06  True and Complete Disclosure.............................................................44

         Section 4.07  Litigation...............................................................................45

         Section 4.08  Use of Proceeds..........................................................................45

         Section 4.09  Investment Company Act...................................................................45

         Section 4.10  Public Utility Holding Company Act.......................................................45

         Section 4.11  Taxes....................................................................................45

         Section 4.12  Pension Plans............................................................................45

         Section 4.13  Title to Property; Condition of Property; Casualties.....................................46

         Section 4.14  No Burdensome Restrictions...............................................................47

         Section 4.15  Environmental Condition..................................................................48

         Section 4.16  Permits, Licenses, Etc...................................................................48

         Section 4.17  Gas Contracts............................................................................49

         Section 4.18  Leases, Etc..............................................................................49

         Section 4.19  Insurance................................................................................49

         Section 4.20  Hedging Agreements.......................................................................49

         Section 4.21  Material Agreements......................................................................49

         Section 4.22  No Default...............................................................................50

         Section 4.23  Affiliate Transactions...................................................................50

         Section 4.24  Debt and Liens...........................................................................50

         Section 4.25  Solvent 50

         Section 4.26  Cash Management and Accounts.............................................................50

         Section 4.27  Tax Sharing Agreements...................................................................50

         Section 4.28  Compliance with Laws.....................................................................51

ARTICLE V  AFFIRMATIVE COVENANTS................................................................................51

         Section 5.01  Compliance with Laws, Etc................................................................51

         Section 5.02  Maintenance of Insurance.................................................................51

         Section 5.03  Preservation of Corporate Existence, Etc.................................................52

         Section 5.04  Payment of Taxes, Etc....................................................................52

         Section 5.05  Visitation Rights........................................................................52

         Section 5.06  Reporting Requirements...................................................................53

         Section 5.07  Maintenance of Property..................................................................57

         Section 5.08  Agreement to Pledge......................................................................57

         Section 5.09  Development of the Properties............................................................57

         Section 5.10  Use of Proceeds..........................................................................57

         Section 5.11  Title Opinions...........................................................................58

         Section 5.12  Further Assurances; Cure of Title Defects................................................58

         Section 5.13  Trade Payables...........................................................................59

         Section 5.14  Operating Account........................................................................59

         Section 5.15  Transfer of Noric Holdings...............................................................59

ARTICLE VI  NEGATIVE COVENANTS..................................................................................60

         Section 6.01  Liens, Etc...............................................................................60

         Section 6.02  Debt    .................................................................................60

         Section 6.03  Agreements Restricting Liens and Restricted Payments.....................................60

         Section 6.04  Merger or Consolidation..................................................................61

         Section 6.05  Dispositions.............................................................................61

         Section 6.06  Restricted Payments......................................................................61

         Section 6.07  Affiliate Transactions...................................................................62

         Section 6.08  Compliance with ERISA....................................................................62

         Section 6.09  Sale-and-Leaseback.......................................................................63

         Section 6.10  Change of Business.......................................................................63

         Section 6.11  Organizational Documents, Name Change....................................................63

         Section 6.12  Bank Deposit and Other Accounts..........................................................64

         Section 6.13  Use of Proceeds..........................................................................64

         Section 6.14  Investments..............................................................................64

         Section 6.15  Gas Imbalances, Take-or-Pay or Other Prepayments.........................................64

         Section 6.16  Payment of Consolidated Taxes............................................................64

         Section 6.17  Issuance of Equity.......................................................................64

ARTICLE VII  EVENTS OF DEFAULT; REMEDIES........................................................................65

         Section 7.01  Events of Default........................................................................65


         Section 7.02  Optional Acceleration of Maturity........................................................66

         Section 7.03  Automatic Acceleration of Maturity.......................................................67

         Section 7.04  Right of Set-off.........................................................................67

         Section 7.05  Non-exclusivity of Remedies..............................................................67

ARTICLE VIII  THE LOAN ADMINISTRATOR............................................................................68

         Section 8.01  Authorization and Action.................................................................68

         Section 8.02  Loan Administrator's Reliance, Etc.......................................................68

         Section 8.03  CNAI.....................................................................................68

         Section 8.04  Lender Credit Decision...................................................................69

         Section 8.05  Indemnification..........................................................................69

         Section 8.06  Successor Loan Administrator.............................................................69

ARTICLE IX  MISCELLANEOUS.......................................................................................70

         Section 9.01  Amendments, Etc..........................................................................70

         Section 9.02  Notices, Communications, Etc.............................................................70

         Section 9.03  No Waiver; Remedies......................................................................72

         Section 9.04  Costs and Expenses.......................................................................72

         Section 9.05  Binding Effect...........................................................................73

         Section 9.06  Collateral Assignment by the Lender......................................................73

         Section 9.07  Indemnification..........................................................................73

         Section 9.08  Execution in Counterparts................................................................74

         Section 9.09  Survival of Representations, Etc.........................................................74

         Section 9.10  Severability.............................................................................74

         Section 9.11  Governing Law............................................................................74

         Section 9.12  WAIVER OF JURY TRIAL.....................................................................74

         Section 9.13  Consent to Jurisdiction..................................................................74

         Section 9.14  Confidentiality..........................................................................76

         Section 9.15  ENTIRE AGREEMENT.........................................................................77


ANNEXES:

         Annex I NOTICE INFORMATION

         Annex II Initial Borrowing Base Amounts



EXHIBITS:

         Exhibit A          -     Form of Note
         Exhibit B          -     Form of Mortgage
         Exhibit C          -     Form of Transfer Letter
         Exhibit D          -     Form of Security Agreement
         Exhibit E          -     Form of Pledge Agreement
         Exhibit F-1        -     Form of Deposit Account Control Agreement
         Exhibit F-2        -     Form of Securities Account Control Agreement
         Exhibit F-3        -     Form of Commodity Account Control Agreement
         Exhibit G          -     Form of Master Subordination Agreement




SCHEDULES:

         Schedule 1.01(A)    -    Excluded Property
         Schedule 1.01(B)    -    Existing Investments
         Schedule 1.01(C)    -    Farmout Arrangements
         Schedule 2.14            Post-Closing Items
         Schedule 4.01       -    Existing Subsidiaries
         Schedule 4.07       -    Litigation
         Schedule 4.13(a)    -    Interests in Collateral Oil and Gas Properties
         Schedule 4.13(b)    -    Obligations in connection with Oil and Gas
                                  Properties
         Schedule 4.15       -    Environmental Issues
         Schedule 4.21       -    Material Agreements
         Schedule 4.23       -    Material Related Party Contracts
         Schedule 4.26       -    Locations of Bank Accounts
         Schedule 5.02       -    Insurance
         Schedule 6.02       -    Debt to be paid on Closing Date

                                CREDIT AGREEMENT

         This Credit Agreement dated as of March 13, 2003 (this "Agreement") is among the Subsidiary Borrowers and the Parent Guarantors named herein, El Paso Corporation, a Delaware corporation ("EPC"), and Citicorp North America, Inc., as loan administrator (in such capacity, the "Loan Administrator").

         EPC has agreed to advance to the Subsidiary Borrowers certain term loans that will be guaranteed by the Parent Guarantors and secured by certain assets of the Subsidiary Borrowers and the Parent Guarantors, in each case on the terms and conditions described herein. The parties hereto understand and agree that the loans from EPC to the Subsidiary Borrowers, and the guarantees and security interests for such loans contemplated herein, are being assigned as collateral security for certain obligations of EPC under the EPC Credit Agreement described herein, and are granted to effectively guarantee and provide credit support for, and ensure the lenders to EPC under such EPC Credit Agreement against loss in respect of, the obligations of EPC under the EPC Credit Agreement.

         Therefore, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01 Certain Defined Terms. As used in this Agreement, the terms defined above shall have the meanings set forth therein and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acceptable Security Interest" in any Property means a Lien which (a) exists in favor of the Collateral Agent for the benefit of the Subsidiary Secured Parties, (b) is superior to all other Liens of any other Person in the Property encumbered thereby (other than Permitted Liens), (c) secures the Subsidiary Secured Obligations, (d) is enforceable, and (e) is perfected (unless the Property subject to such Lien is Unperfected Collateral).

         "Account Control Agreement" means (i) a Deposit Account Control Agreement in substantially the form of Exhibit F-1, (ii) a Securities Account Control Agreement in the form of Exhibit F-2, (iii) a Commodity Account Control Agreement in substantially the form of Exhibit F-3 or (iv) an account control agreement otherwise in substantially form and substance satisfactory to the Collateral Agent, in each case among a Subsidiary Borrower, the Collateral Agent, and a depositary bank, a securities intermediary or commodity intermediary, as the case may be, selected by such Subsidiary Borrower and approved by the Lender and the Collateral Agent, as the same may be amended, modified, or supplemented from time to time, and "Account Control Agreements" shall mean all such Account Control Agreements, collectively.

         "Affiliate" means as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. The term "control" (including the terms "controlled by" or "under common control with") means, with respect to any Person, the possession, direct or indirect, of the power to vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise. Neither a director nor any officer of a Person, in such capacity, shall be deemed an "Affiliate" of such Person for purposes of this Agreement.

         "Agreement" means this Credit Agreement, as the same may be amended, supplemented, and otherwise modified from time to time.

         "Aggregate Borrowing Base" means, as of any date of determination thereof, the sum of the Borrowing Bases of all Subsidiary Borrowers as of such date.

         "Aggregate Loan Amount" means, as of any date of determination thereof, the aggregate outstanding principal amount of the Loans of all Subsidiary Borrowers as of such date.

         "Applicable UCC" means, with respect to any Collateral, the Uniform Commercial Code in effect in any state the law of which governs the perfection of the Lien of the Collateral Agent in such Collateral.

         "Balance Sheet" means the pro forma balance sheet for each of the Subsidiary Borrowers as of December 31, 2002, and delivered to the Lender and the Loan Administrator prior to the Closing Date.

         "Base Rate" means for any day, a rate per annum (adjusted to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, rounded upwards to the next highest 1/8 of 1%) equal to the greater of (a) the Prime Rate (as hereinafter defined) in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively; provided, however, that in no event shall the Base Rate be less than 4.25% per annum. For purposes of this definition, "Prime Rate" means the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate.

         "Base Rate Advance" means the portion of each Loan accruing interest as provided under Section 2.06(a)(i) or as provided in the proviso at the end of
Section 2.06(a).

         "Base Rate Margin" means 3.50% per annum.

         "Borrower Share" means, with respect to any Subsidiary Borrower as of any date of determination thereof, the percentage that the outstanding principal amount of such Subsidiary Borrower's Loan on such date represents of the aggregate outstanding principal amount of all Loans of the Subsidiary Borrowers on such date.

         "Borrowing Base" means, with respect to any Subsidiary Borrower at any particular time, the U.S. dollar amount determined by the Loan Administrator in accordance with CNAI's customary oil and gas lending criteria to be the Borrowing Base of such Subsidiary Borrower pursuant to Section 2.02.

         "Borrowing Base Determination Date" shall have the meaning set forth in
Section 2.02(b).

         "Burdens" means, with respect to Collateral Oil and Gas Properties of any Subsidiary Borrower, any royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, and other burdens on or deductions from the proceeds of production, that do not secure Debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of such Subsidiary Borrower as set out on Schedule 4.13(a).

         "Business Day" means (a) any day of the year except Saturday, Sunday and any day on which banks are required or authorized to close in New York City, New York or Houston, Texas and (b) if the applicable Business Day relates to any LIBOR Advances, any day which is a "Business Day" described in clause (a) and which is also a day for trading by and between banks in the London interbank eurodollar market.

         "Capital Leases" means, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

         "Cash Collateral" means cash in U.S. dollars and Cash Equivalents deposited in or credited to any Cash Collateral Account.

         "Cash Collateral Account" means, with respect to any Subsidiary Borrower, its cash collateral account established pursuant to the terms of the Security Agreement that is subject to an Acceptable Security Interest in favor of the Collateral Agent to secure the Subsidiary Secured Obligations.

         "Cash Equivalents" means cash and any of the following: (a) amounts credited to current accounts, deposit accounts, time deposits, insured certificates of deposit or freely marketable and transferable debt obligations of any United States bank that is a member of the United States Federal Reserve System and whose (or whose parent's) short-term unsecured and non-credit enhanced debt obligations are rated at least "A-1" and "P-1" by S&P and Moody's, respectively, or any then equivalent rating announced by S&P or Moody's, respectively, and that is not subject to currency controls; and (b) U.S. Treasury securities or any other freely negotiable and marketable debt securities issued by the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the same; provided, however, that items described in clauses
(a) and (b) shall not constitute Cash Equivalents unless (i) such items are denominated in U.S. dollars, (ii) if issued by a non-governmental entity, such items are issued by an issuer whose long-term debt obligations are rated at least "A-" by S&P, "A3" by Moody's, or any then equivalent rating announced by S&P or Moody's, respectively, or an equivalent investment grade rating from a nationally recognized debt rating agency, (iii) such items are not issues the interest or dividend on which is exempt from Federal income tax (or would be so exempt if the issue were held by a citizen or resident of the United States or a domestic corporation (as defined in Section 7701(a) of the Code)) and (iv) if other than cash or demand obligations, such items have a remaining maturity of not longer than ninety (90) days.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 USC Section 9601 et seq. as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

         "Change in Control" shall occur if (a) EPPH shall no longer be a wholly-owned direct Subsidiary of EPC, or (b) any other Subsidiary Loan Party shall no longer be a direct or indirect wholly-owned Subsidiary of EPPH.

         "Citibank" means Citibank, N.A., a national banking association.

         "Citigroup Parties" is defined in Section 9.02(d).

         "Closing Date" is defined in the EPC Credit Agreement.

         "CNAI" means Citicorp North America, Inc.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

         "Collateral" means Property of the Subsidiary Loan Parties (other than Excluded Property or Property for which a release of Lien has been effected or is required to be effected in accordance with the terms of this Agreement, including without limitation pursuant to Sections 2.08 and 2.09) described in any Security Instrument as collateral for the Subsidiary Secured Obligations.

         "Collateral Agency Agreement" means the Collateral Agency Agreement dated as of March 13, 2003 among the Loan Administrator, the Lender, the EPC Agent, EPC (both as the Lender hereunder and the Borrower under the EPC Credit Agreement), the Subsidiary Loan Parties, and CNAI, as Collateral Agent.

         "Collateral Agent" means CNAI, acting as Collateral Agent pursuant to the terms of the Collateral Agency Agreement and the Security Instruments, and performing the functions described herein to be performed by the Collateral Agent in respect of certain permitted Collateral substitutions and Lien releases, and any successor Collateral Agent appointed pursuant to the terms of
Section 6.04 of the Collateral Agency Agreement.

         "Collateral Oil and Gas Properties" means Oil and Gas Properties of the Subsidiary Borrowers included in the Collateral.

         "Combined Reserve Ratio" means, as of any date of determination thereof, the ratio of (a) the Aggregate Borrowing Base on such date to (b) the Aggregate Loan Amount on such date.

         "Communications" is defined in Section 9.02(b).

         "Controlled Group" means, with respect to any Subsidiary Loan Party, all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with such Subsidiary Loan Party, are treated as a single employer under Section 414 of the Code.

         "Debt" means, for any Person, without duplication: (a) indebtedness of such Person for borrowed money, including, without limitation, obligations under letters of credit, surety bonds or bankers acceptances, and agreements relating to the issuance of letters of credit, surety bonds or acceptance financing; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services (including, without limitation, obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable); (d) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases; (e) Hedging Obligations; (f) obligations of such Person owing in respect of redeemable preferred stock of such Person; (g) any obligations in respect of any volumetric production payments, Dollar-denominated production payments or any Prepaid Finance Transaction; (h) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; and (i) indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) secured by any Lien on or in respect of any Property of such Person.

         "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means (a) with regard to the principal amount of any Loan, 2% above the rate otherwise applicable to the principal amount of such Loan, and (b) with regard to any other amount not paid when due, the rate that would be applicable to such amount if such amount were a Base Rate Advance plus 2%.

         "Disposition" means, with respect to any Property, any sale, farm-out, participation, assignment, gift, exchange, lease, conversion, transfer, or other disposition of such Property, whether voluntary or involuntary, including any transfer by way of a capital contribution and the creation of any Burden, or material increase in any existing Burden. "Dispose" and "Disposed" shall have correlative meanings.

         "Environment" or "Environmental" shall have the meanings set forth in CERCLA.

         "Environmental Claim" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Substance or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including without limitation those relating to (a) the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; (b) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (c) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (d) exposure to pollutants, contaminants or hazardous, medically infectious, or toxic substances, materials or wastes; (e) the safety or health of employees; or (f) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.

         "Environmental Permit" means any permit, license, order, registration, approval or other authorization under Environmental Law.

         "EPC" means El Paso Corporation, a Delaware corporation.

         "EPC Agent" means (i) initially, CNAI, in its capacity as agent for the EPC Lenders under the EPC Credit Agreement, and (ii) following the completion of any refinancing of the EPC Credit Agreement, any person acting as agent, trustee or indenture trustee for the EPC Lenders in respect of any EPC Refinancing Facility.

         "EPC Collateral Account" means the "Collateral Account" of EPC described in the EPC Credit Agreement.

         "EPC Credit Agreement" means the Senior Secured Interim Term Credit and Security Agreement dated as of March 13, 2003 among EPC, as borrower, the lenders parties thereto, CNAI and Credit Suisse First Boston, acting through its Cayman Islands Branch ("CSFB"), as Initial Lenders and Co-Agents, Salomon Smith Barney Inc. and CSFB, as Co-Lead Arrangers and Joint Book Runners, and CNAI, as Agent.

         "EPC Event of Default" means any "Event of Default" (as defined in the EPC Credit Agreement or any EPC Refinancing Facility).

         "EPC Lenders" means the lenders parties to the EPC Credit Agreement, or if the EPC Refinancing Facility has replaced the EPC Credit Agreement, then EPC Lenders shall mean the lenders or security holders pursuant to such EPC Refinancing Facility.

         "EPC Loans" means the Loan, as defined in and made pursuant to the EPC Credit Agreement.

         "EPC Obligations" means the obligations of (i) EPC to the EPC Lenders and the EPC Agent under the EPC Credit Agreement or (ii) the issuer under any EPC Refinancing Facility.

         "EPC Obligations Guaranty" means the Guaranty Agreement dated as of March 13, 2003 executed by the Subsidiary Loan Parties in favor of the EPC Agent for the benefit of the EPC Lenders, pursuant to which the Subsidiary Loan Parties guarantee the EPC Obligations.

         "EPC Refinancing Facility" means any debt or securities issued in connection with a refinancing of the obligations of EPC under the EPC Credit Agreement.

         "EPGOM" means El Paso Production GOM Inc., a Delaware corporation.

         "EPPC" means El Paso Production Company, a Delaware corporation.

         "EPPH" means El Paso Production Holding Company, a Delaware corporation.

         "Equipment" means all equipment (as defined in the UCC), and including without limitation, fuel separators, plant compressors, pumps, pumping units, tanks and tank batteries, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, appliances, tools, implements, cables, wires, towers, casing, tubing and rods.

         "Equity Interest" means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interest or partnership interest (or any other ownership interest) of such Person, and any options, warrants or other rights to acquire any of the foregoing, and any securities exchangeable for, or convertible into, any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which any Subsidiary Loan Party is a member and which is under common control within the meaning of the regulations under Section 414(b), (c), (m) or (o) of the Code.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

         "Eurodollar Reserve Percentage" means for any LIBOR Advance the reserve percentage applicable during any Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Lender or any EPC Lender, as applicable, with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "Event of Default" has the meaning specified in Section 7.01.

         "Excess Collateral" has the meaning specified in Section 2.09(b).

         "Excluded Property" means the Property of the Subsidiary Loan Parties described on Schedule 1.01(A).

         "Excluded Taxes" means, with respect to the Lender, the Loan Administrator, the Collateral Agent or any other recipient of any payment to be made by or on account of any obligation of the Subsidiary Loan Parties hereunder, (a) income or franchise taxes imposed on

(or measured by) such Person's net income by the United States of America, or by the jurisdiction under the laws of which such Person is organized or in which its principal office is located or, in the case of the Lender, in which it applicable office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Subsidiary Loan Party is located, and (c) in the case of any such Person that is not organized under the laws of the U.S. or any State thereof, any withholding tax that is imposed on amounts payable to such Person at the time such Person becomes entitled to any payment hereunder, or is attributable to such Person's failure to comply with Section 2.12(d), except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Subsidiary Loan Parties with respect to such withholding tax pursuant to Section 2.12(a).

         "Existing Investments" means the Investments existing on the date of this Agreement described on Schedule 1.01(B).

         "Extraordinary Receipt" means (i) any cash received by or paid to or for the account of any Subsidiary Loan Party or any of its Subsidiaries not in the ordinary course of business, (ii) pension plan reversions, (iii) tax rebates, (iv) Insurance Proceeds (including, without limitation, proceeds of any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost revenues or earnings), (v) condemnation awards (and payments in lieu thereof), and (vi) indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include any proceeds of (A) Permitted Dispositions, (B) loan proceeds received pursuant to the Loan Documents, (C) proceeds that would otherwise constitute an Extraordinary Receipt to the extent the aggregate U.S. dollar amount (or other currency equivalent) of such proceeds for any applicable event does not exceed $5,000,000, or (D) cash receipts received from Insurance Proceeds, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such Insurance Proceeds, awards or indemnity payments are in respect of loss or damage to equipment, fixed assets or real property and such Subsidiary Borrower certifies to the Loan Administrator, on or prior to the receipt of such proceeds by such Subsidiary Borrower or any of its Subsidiaries, that such proceeds are expected to be applied to reimburse such Person for expenditures previously incurred, or to pay expenditures that will be incurred to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, or used for damage control or cleanup related thereto, so long as such application is made within three (3) months after the receipt of proceeds in respect of such damage or loss and so long as no Default exists at the time of such receipt of such proceeds; provided that any proceeds which are not so applied within the time period specified above shall thereupon be deemed to be an Extraordinary Receipt received by such Person as of the last day of such time period.

         "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by CNAI from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

         "Financial Statements" means the consolidated financial statements for certain of the Subsidiary Loan Parties delivered to the EPC Agent and the EPC Lenders pursuant to Section 3.01(f)(1) of the EPC Credit Agreement prior to the Closing Date.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means, as to any Person in connection with any subject, any foreign, national, state or provincial governmental authority, or any political subdivision of any state thereof, or any agency, department, commission, board, authority, instrumentality, bureau or court, in each case having jurisdiction over such Person or such Person's Property in connection with such subject.

         "Guaranteed Obligations" means all principal, interest, fees, reimbursements, indemnifications, and other amounts payable by the Subsidiary Loan Parties to the Lender, the Loan Administrator, or the Collateral Agent under the Loan Documents (including, with respect to each Subsidiary Borrower, its obligations in respect of its Loan and its guarantee obligations under
Section 3.01 in respect of each other Subsidiary Borrower's Loan).

         "Guaranteed Parties" has the meaning specified in Section 3.01(a).

         "Guarantors" means, collectively, (i) the Parent Guarantors and (ii) in connection with their obligations under Section 3.01, the Subsidiary Borrowers, and "Guarantor" means any one of them.

         "Hazardous Substance" means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionucleides, radioactive materials, and medical and infectious waste.

         "Hazardous Waste" means the substances regulated as such pursuant to any Environmental Law.

         "Hedging Obligations" of a Person means all obligations of such Person under forward sales arrangements, calls, options, swaps, collars, floors, caps or other similar transactions or any combination thereof, including any right or obligation to purchase, sell or deliver any currency, commodity or security at a future date for a specified price entered into to protect such Person from fluctuations in prices or rates, including currencies, interest rates, commodity prices, and securities prices.

         "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Independent Engineer" means Huddleston & Co., Inc., or any other engineering firm selected by the Subsidiary Borrowers and reasonably acceptable to the Loan Administrator.

         "Independent Engineering Report" means a report, in form and substance reasonably satisfactory to the Loan Administrator, prepared by an Independent Engineer, addressed to the Loan Administrator with respect to the Collateral Oil and Gas Properties owned by each Subsidiary Borrower (or to be acquired by any Subsidiary Borrower) which are or are to be included in the Borrowing Base, which report shall be in a form substantially similar to the report issued by Huddleston & Co., Inc. effective as of January 1, 2003, consistent with CNAI's customary internal standards and practices for valuing and predetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, and shall include such other information as is otherwise reasonably requested by the Loan Administrator. Independent Engineering Reports delivered after the closing date shall reflect separately each Subsidiary Borrower's respective Collateral Oil and Gas Properties.

         "Individual Reserve Ratio" means, for any Subsidiary Borrower as of any date of determination thereof, the ratio of (a) the Borrowing Base in effect as of such date for such Subsidiary Borrower to (b) the aggregate outstanding principal amount of the Loan of such Subsidiary Borrower on such date.

         "Initial Borrowing Base Amount" means, with respect to each Subsidiary Borrower, the amount set forth next to the name of such Subsidiary Borrower on Annex II.

         "Insurance Proceeds" means any proceeds received from casualty and loss insurance maintained by or on behalf of any Subsidiary Borrower or any of its Property that constitutes Collateral and relating to claims with respect to losses of such Subsidiary Borrower in respect of such Property, whether such proceeds are payable to such Subsidiary Borrower or to the Collateral Agent (and specifically excluding proceeds of any liability insurance).

         "Interest Period" means the period commencing on the Closing Date and ending on March 31, 2003, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last Business Day of the next calendar month, of each year; provided, however, that, in the case of any Interest Period that commences before the Scheduled Maturity Date and would otherwise end on a date occurring after the Scheduled Maturity Date, such Interest Period shall end on the Scheduled Maturity Date.

         "Investments" means (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit (for avoidance of doubt, other than a deposit constituting a Permitted Lien) with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); or (c) any capital contribution made in or to any Person.

         "Lease Operating Expenditures" or "LOE" means, for any month and with regard to any Oil and Gas Property, all direct costs paid by any operator on behalf of any Subsidiary Borrower to operate, maintain and produce such Oil and Gas Property, excluding any non-recurring development or other non-recurring capital expenditures incurred with respect to such Oil and Gas Property.

         "Leases" means (a) to the extent applicable to Oil and Gas Properties, all oil and gas and/or oil, gas, and mineral leases and leasehold interests, fee mineral interests, term mineral interests, subleases, farmouts, royalties, overriding royalties, net profits interests, production payments, contract rights to oil, gas, and mineral leases and leasehold interests under joint exploration or joint development agreements, and similar interests or estates including any reversionary or carried interests relating to any of the foregoing, (b) all production units and drilling and spacing units (and the Oil and Gas Properties covered thereby) which may affect all or any portion of such interests including those units and any units created by agreement or designation or under orders, regulations, rules or other official acts of any federal, state or other governmental body or agency having jurisdiction, (c) all surface leases, rights-of-way, easements and servitudes relating to Oil and Gas Properties, (d) any and all non-consent interests owned or held by, or otherwise benefiting, a Person and arising out of, or pursuant to, any contracts or agreements relating to Oil and Gas Properties the Person is a party to, (e) any other interest in, to or relating to (i) all or any part of the land relating to or described in the leases or other instruments set forth in (a) through (c) above, or (ii) any of the estates, property rights or other interests referred to above, (f) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of the same, (g) any and all rights, titles and interests of a Person (which are similar in nature to any of the rights, and interests described in subsections (a) through (f) of this definition) which are located on or under or which concern any Oil and Gas Properties located in counties under which the rights in (a) through (c) above arise or counties in which a counterpart of any of the Security Instruments is filed of record in the real property records of such county, and (h) all tenements, hereditaments and appurtenances now existing or hereafter obtained in connection with any of the aforesaid, including any rights arising under unitization agreements, orders or other arrangements, communitization agreements, orders or other arrangements or pooling orders, agreements or other arrangements, including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction.

         "Legal Requirement" means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations D, T, U, and X, which is applicable to such Person.

         "Lender" means EPC and any of its successors or permitted assigns.

         "LIBO Rate" means, for any Interest Period (or any portion thereof), an interest rate per annum equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period; provided that, if for any reason such rate is not available, the term "LIBO Rate" shall mean, for any Interest Period (or any portion thereof), the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page (or any other publicly available source of similar market data selected by the Agent) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page (or such other publicly available source), the applicable rate shall be the arithmetic mean of all such rates; and provided further, however, that in no event shall the LIBO Rate be less than 3 1/2% per annum.

         "LIBOR Advance" means the portion of each Loan accruing interest as provided in Section 2.06(a)(ii) and (iii).

         "LIBOR Margin" means 4.25% per annum.

         "Lien" means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, Capital Lease, or other title retention agreement).

         "Loan" means, with respect to any Subsidiary Borrower, the term advance made to such Subsidiary Borrower by the Lender pursuant to Section 2.01.

         "Loan Administrator" means Citicorp North America, Inc., in its capacity as Loan Administrator pursuant to Article VIII, and any successor Loan Administrator pursuant to Section 8.06.

         "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Account Control Agreements, the Master Subordination Agreement, the Collateral Agency Agreement, and each other agreement, instrument, or document executed by any Subsidiary Loan Party or any of their officers at any time in connection with this Agreement.

         "Master Subordination Agreement" means the Master Subordination Agreement in substantially the form of the attached Exhibit G, as the same may be amended, modified, or supplemented from time to time.

         "Material Adverse Change" means (a) a material adverse change in the business, assets (including the Oil and Gas Properties of any Subsidiary Borrower taken as a whole), financial condition, prospects, or results of operations of any Subsidiary Loan Party and its Subsidiaries, taken as a whole, since December 31, 2001; (b) a material adverse effect on any Subsidiary Loan Party's ability to perform its obligations under this Agreement or any other Loan Document; or

(c) a material adverse effect on the rights of the Subsidiary Secured Parties under the Loan Documents.

         "Maximum Rate" means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation, if required by such laws, certain fees and other costs).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a Deed of Trust, Mortgage, Security Agreement, Assignment of Liens and Security Interests, Financing Statement and Assignment of Production or any other mortgage or deed of trust executed by any Subsidiary Borrower in favor of the Collateral Agent for the benefit of the Subsidiary Secured Parties and in substantially the form of the attached Exhibit B or such other form as may be requested by Collateral Agent in its reasonable discretion, as the same may be amended, modified or supplemented from time-to-time, and "Mortgages" shall mean all of such Mortgages collectively.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" means:

         (a) with respect to any Permitted Collateral Disposition, all Cash Equivalents received by or on behalf of any Subsidiary Borrower in connection with such Permitted Collateral Disposition calculated after (i) payment of, or provision for, all commissions, brokers' fees and discounts and other reasonable out-of-pocket fees and expenses actually incurred to the extent, but only to the extent, the amounts so deducted are actually paid by such Subsidiary Borrower to a Person that is not an Affiliate thereof in respect of such Permitted Collateral Disposition; and (ii) provision for all income or other taxes payable in respect of the fiscal year in which such Permitted Collateral Disposition occurs measured by or resulting from such Permitted Collateral Disposition and which are payable in such fiscal year or the succeeding fiscal year, in each case described in clause (i) or (ii) above to the extent the amounts so deducted are actually paid and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (ii) above but for the fact that, at the time of receipt of such Cash Equivalents, such taxes have not been actually paid or are not then payable, such Subsidiary Borrower may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with generally accepted accounting principles for such Subsidiary Borrower's reasonable estimate of such taxes, other than taxes for which such Subsidiary Borrower is indemnified; provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; and

         (b) with respect to any Extraordinary Receipt or any Permitted Disposition described in clause (ix) of the definition of Permitted Disposition, all Cash Equivalents received by or on behalf of any Subsidiary Borrower in connection thereof.

          "Note" means the promissory note of each Subsidiary Borrower payable to the order of the Lender, in substantially the form of the attached Exhibit A, evidencing the Loan made to such Subsidiary Borrower hereunder.

         "Oil and Gas Properties" means (a) all Leases; (b) all operating agreements, contracts and other agreements which relate to any of the Leases or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Leases; (c) all Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Leases, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Leases; (d) all accounts (including accounts resulting from the sale of Hydrocarbons at the wellhead), contract rights and general intangibles, including all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all Liens securing the same; (e) all oil and gas properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Leases or Property and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, and similar equipment; and (f) all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "Operating Account" has the meaning specified in Section 4.26.

         "Operating Budget" means, with respect to any Subsidiary Borrower and its Subsidiaries, a consolidated budget of the Subsidiary Borrower's and its consolidated Subsidiaries' in a form substantially similar to the form submitted to the Loan Administrator in connection with the closing provided for herein but including specific items for (i) exploration capital expenditures, (ii) development capital expenditures, and (iii) maintenance capital expenditures and such other information as is reasonably requested by the Loan Administrator and reflecting amounts reasonably satisfactory to the Loan Administrator.

         "Parent Guarantors" means, collectively, EPPH, Sabine VI and Sabine IX, and "Parent Guarantor" means each of such Persons.

         "Payment Date" means the last Business Day of each Interest Period.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permit" means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including without limitation, an Environmental Permit.

         "Permitted Collateral Dispositions" means any Disposition of Collateral described in clauses (vi), (vii) and (viii) of the definition of Permitted Dispositions.

         "Permitted Dispositions" means a Disposition by any Subsidiary Borrower consisting of:

         (i) sales of produced Hydrocarbons in the ordinary course of business;

         (ii) Oil and Gas Properties that such Subsidiary Borrower has reasonably determined have no significant economic value;

         (iii) other assets (other than Oil and Gas Properties) which are Disposed of in the ordinary course of business, including without limitation: (A) inventory sold in the ordinary course of business, (B) equipment such as office equipment that is routinely replaced or eliminated, and (C) vehicles;

         (iv) Equipment that is obsolete or no longer used or necessary for such Subsidiary Borrower's business;

         (v) if no Default has occurred and is continuing, (A) Oil and Gas Properties to the extent that there are no Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves or Proved Undeveloped Reserves attributable thereto and (B) Release Properties;

         (vi) Oil and Gas Properties not otherwise described in any other clause of this definition, if (a) the consideration received therefor is for arms' length fair value and in cash, (b) prior to such Disposition such Subsidiary Borrower provides evidence satisfactory to the Loan Administrator to enable the Loan Administrator to determine that, after giving effect to such Disposition and the application of proceeds thereof, and excluding any value associated with such assets Disposed of from the Borrowing Base, such Subsidiary Borrower's Individual Reserve Ratio would not be less than 1.25 to 1.0, and the Combined Reserve Ratio would not be less than 1.75 to 1.0 (it being agreed that for purposes of making any certification concerning the Combined Reserve Ratio, such Subsidiary Borrower may rely on the most recent determination of the Borrowing Base for each other Subsidiary Borrower as made by the Loan Administrator pursuant to Section 2.02, and the outstanding balance of the Loan of each other Subsidiary Borrower as of such date reported to such Subsidiary Borrower by the Loan Administrator), and (c) such applicable Subsidiary Borrower makes a mandatory prepayment of its Loan in the amount of the Net Cash Proceeds received in respect of such Disposition in accordance with Section 2.04(c);

         (vii) all equity in Vermejo if (a) the consideration received therefore is for arms' length fair value and in cash, (b) prior to such Disposition, Raton provides evidence satisfactory to the Loan Administrator to enable the Loan Administrator to determine that, after giving effect to such Disposition and the application of proceeds thereof, and excluding from the determination of the Combined Reserve Ratio at such time, the Borrowing Base of Vermejo, Raton's Individual Reserve Ratio would not be less than 1.25 to 1.0 and the Combined Reserve Ratio (excluding the Borrowing Base of Vermejo) would not be less than 1.75 to 1.0 (it being agreed that for purposes of making any certification concerning the

                  Combined Reserve Ratio, Raton may rely on the most recent determination of the Borrowing Base for each other remaining Subsidiary Borrower as made by the Loan Administrator pursuant to Section 2.02 and the outstanding balance of the Loan of each other Subsidiary Borrower as of such date reported to such Subsidiary Borrower by the Loan Administrator), and (c) Raton prepays the Vermejo Loan in full and, to the extent that the Net Cash Proceeds received in respect of the Disposition of the equity of Vermejo exceed the outstanding amount of the Vermejo Loan, Raton makes a prepayment of its Loan in the amount of such excess in accordance with Section 2.04(c), and, to the extent that the Net Cash Proceeds received in respect of the Disposition of the equity of Vermejo exceed the outstanding amount of the Vermejo Loan and the Raton Loan, EPPC makes a prepayment of its Loan in the amount of such excess in accordance with Section 2.04(c);

         (viii) all equity in Raton if (a) the consideration received therefore is for arms' length fair value and in cash, (b) prior to such Disposition, EPPC provides evidence satisfactory to the Loan Administrator to enable the Loan Administrator to determine that, after giving effect to such Disposition, the application of proceeds thereof, and excluding from the determination of the Combined Reserve Ratio at such time the Borrowing Base of Raton and the Borrowing Base of Vermejo, each of EPPC's Individual Reserve Ratio would not be less than
                  1.25 to 1.0 and the Combined Reserve Ratio (excluding the Borrowing Base of Raton and the Borrowing Base of Vermejo) would not be less than 1.75 to 1.0 (it being agreed that for purposes of making any certification concerning the Combined Reserve Ratio, EPPC may rely on the most recent determination of the Borrowing Base for each other remaining Subsidiary Borrower as made by the Loan Administrator pursuant to Section 2.02, and the outstanding balance of the Loan of each other Subsidiary Borrower as of such date reported to such Subsidiary Borrower by the Loan Administrator), and (c) EPPC prepays the Loans of Raton and Vermejo in full and, to the extent the Net Cash Proceeds received in respect of the Disposition of the equity of Raton exceed the aggregate outstanding principal amount of the Loans of Raton and Vermejo, EPPC makes a prepayment of its Loan in an amount of such excess in accordance with Section 2.04(c);

         (ix) farmouts and participation arrangements of Oil and Gas Properties that include only Proved Undeveloped Reserves and/or unproven reserves that are not Proved Developed Producing Reserves or Proved Developed Non-Producing Reserves if (a) prior to such Disposition such Subsidiary Borrower provides evidence satisfactory to the Loan Administrator to enable the Loan Administrator to determine that, after giving effect to such Disposition, and excluding any value associated with such assets Disposed of from the Borrowing Base, such Subsidiary Borrower's Individual Reserve Ratio would not be less than 1.25 to 1.0, and the Combined Reserve Ratio would not be less than 1.75 to 1.0 (it being agreed that for purposes of making any certification concerning the Combined Reserve Ratio, such Subsidiary Borrower may rely on the most recent determination of the Borrowing Base for each other Subsidiary Borrower as made by the Loan Administrator pursuant to Section 2.02 and the outstanding balance of the Loan of each other Subsidiary Borrower as of such date reported to such Subsidiary Borrower by the Loan Administrator), and (b) such Subsidiary Borrower utilizes the Net Cash Proceeds it receives in connection with such Disposition for the development of such Oil and Gas Properties; and

         (x)      cash dividends and distributions permitted to be paid under
                  Section 6.06.

                  "Permitted Investments" means (a) with respect to any Parent Guarantor, (i) Equity Interests held as of the Closing Date, (ii) additional capital contributions to any Subsidiary Loan Party, and (iii) Investments consisting of Subordinated Intercompany Debt and (b) with respect to any Subsidiary Borrower, any of the following:

         (i)      Investments in cash and Cash Equivalents;

         (ii)     Investments consisting of Subordinated Intercompany Debt;

         (iii)    Existing Investments;

         (iv) Investments in any Subsidiary Borrower or any wholly-owned Subsidiary which has become a guarantor of the Guaranteed Obligations and has pledged its assets as Collateral;

         (v) Investments (other than Investments in Equity Interests) made in the ordinary course of business consistent with past practice (including with respect to quantity, quality and frequency);

         (vi) Investments consisting of the extension of credit to customers, along with any security such customers place for the benefit of the Subsidiary Borrower, in each case in the ordinary course of business;

         (vii) Investments consisting of the deferred sale price of Permitted Dispositions; and

         (viii) other Investments of such Subsidiary Borrower the outstanding principal or stated amount of which shall not exceed $5,000,000 in the aggregate at any time (but not including any Investments after the Closing Date in Noric Holdings I, L.L.C. or any of its Subsidiaries).

         "Permitted Liens" means, with respect to any Subsidiary Loan Party, the following Liens on Property of such Subsidiary Loan Party:

         (a)      Liens securing the Subsidiary Secured Obligations;

         (b) purchase money Liens upon any equipment acquired or held by such Subsidiary Loan Party or any of its Subsidiaries in the ordinary course of business prior to or at the time of, or within sixty (60) days after, such Subsidiary Loan Party's or such Subsidiary's acquisition of such equipment; provided that, the principal amount of the Debt secured by such Liens (i) was incurred solely for the purpose of financing the acquisition of such equipment, and does not exceed the aggregate purchase price of such equipment plus related transaction costs, (ii) is secured only by such equipment and the proceeds thereof and not by any other assets of such Subsidiary Loan Party and its Subsidiaries, and (iii) is not increased in amount;

         (c) Liens for taxes, assessments, or other governmental charges or levies not yet delinquent or that (provided foreclosure, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserves as may be required by GAAP shall have been made therefor;

         (d) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in respect of obligations that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided such reserves as may be required by GAAP shall have been made therefor;

         (e) Liens to operators and non-operators under joint operating agreements arising in the ordinary course of the business of such Subsidiary Loan Party or the relevant Subsidiary of such Subsidiary Loan Party to secure amounts owing, which amounts are not yet delinquent or are being contested in good faith by appropriate proceedings, provided such reserves as may be required by GAAP shall have been made therefor;

         (f) Burdens;

         (g) Liens arising out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of such Subsidiary Loan Party and its Subsidiaries;

         (h) operating agreements, unitization and pooling agreements and orders, those certain farmout agreements more particularly described on Schedule 1.01(C), gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into in the ordinary course of business, to the extent that any such Lien referred to in this clause does not (i) materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by such Subsidiary Loan Party or any of its Subsidiaries or materially impair the value of such Property subject thereto, (ii) obligate any Subsidiary Loan Party or any of its Subsidiaries to make a Disposition, other than a Permitted Disposition, or (iii) contain any Burdens or preferential purchase rights beyond those taken into account in computing the net revenue interests and working interests of each Subsidiary Loan Party and its Subsidiaries shown in the most recent Independent Engineering Report;

         (i) easements, rights-of-way, restrictions, and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of Subsidiary Borrower or any of its Subsidiaries or materially detract from the value or use of the Property to which they apply;

         (j) Liens securing Capital Leases permitted under Section 6.02, but only on the Property covered under such lease and the proceeds thereof;

         (k) Liens on cash or securities of such Subsidiary Loan Party securing Debt permitted under Section 6.02; and

         (l) (i) Liens contemplated by any Account Control Agreement with respect to any Account covered thereby, and (ii) Liens that are in favor of any depositary bank or securities intermediary or commodity intermediary maintaining any account for EPPC or EPGOM, provided that with respect to any such Lien described in this clause (ii), such Lien exists pursuant to customary account documentation or arises by operation of law, and the obligations in favor of such depositary bank, securities intermediary, or commodity intermediary secured by such Lien do not constitute Debt of EPPC or EPGOM or any other Subsidiary Loan Party.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability corporation or company, limited liability partnership, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

         "Plan" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Subsidiary Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

         "Platform" is defined in Section 9.02(c).

         "Pledge Agreement" means a Pledge Agreement in the form of the attached Exhibit E, executed by each of the Subsidiary Loan Parties (other than Sabine
IX) in favor of the Collateral Agent for the benefit of the Subsidiary Secured Parties to secure the Subsidiary Secured Obligations, as the same may be amended, modified or supplemented from time to time.

         "Post-Closing Items" has the meaning set forth in Section 2.14.

         "Prepaid Finance Transaction" means (i) any forward sale of oil, gas or other minerals that is intended primarily as a borrowing of funds (other than forward sales transactions or arrangements effective after the Closing Date in which the aggregate amount of proceeds received by all Subsidiary Borrowers does not exceed $30,000,000 for all such forward sale transactions or arrangements),
(ii) conveyances of Burdens in transactions primarily intended as a borrowing of funds, and (iii) any swap transaction that is intended primarily as a borrowing of funds, in each case for any transaction described in clauses (i), (ii) and
(iii), whether or not any such transaction is an "off-balance sheet transaction" pursuant to any applicable law or regulation.

         "Property" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

         "Property Evaluation Information" means each Independent Engineering Report and such other information as any Subsidiary Borrower shall deliver to the Loan Administrator from time to time in connection with a determination of the Borrowing Base for such Subsidiary Borrower pursuant to Section 2.02.

         "Proved Developed Non-Producing Reserves" means reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future and where the cost of making oil and gas available for production is relatively small compared to the cost of a new well.

         "Proved Developed Producing Reserves" means reserves which are expected to be produced from existing completion intervals now open for production in existing wells.

         "Proved Undeveloped Reserves" shall mean reserves which are expected to be recovered from additional wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Such reserves on undrilled acreage are limited to those drilling units offsetting productive units which are reasonably certain of production when drilled. Proven Reserves for other undrilled units are claimed only when it can be demonstrated with reasonable certainty, based on accepted geological, geophysical, and engineering studies and data, that there is continuity of reservoir from an existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to any improved recovery technique contemplated for any acreage, unless the techniques to be employed have been proved effective by actual tests in the same areas and reservoir.

         "Proven Reserves" means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Collateral Oil and Gas Properties of any Subsidiary Borrower, which are included or to be included in the Borrowing Base of such Subsidiary Borrower, under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made). The prices used may include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

         "Raton" means El Paso Energy Raton, L.L.C., a Delaware limited liability company.

         "Regulations T, U, and X" mean Regulations T, U, and X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Release" shall have the meaning set forth in CERCLA or under any other Environmental Law.

         "Release Property" has the meaning set forth in Section 2.08(b).

         "Reportable Event" shall have the meaning set forth in Section 4043 of ERISA and the regulations issued thereunder.

         "Response" shall have the meaning set forth in CERCLA or under any other Environmental Law.

         "Responsible Officer" means (a) with respect to any Person that is a corporation, such Person's Chief Executive Officer, President or Chief Financial Officer, or any Vice President of such Person, (b) with respect to any Person that is a limited liability company, a manager or the Responsible Officer of such Person's managing member or manager, and (c) with respect to any Person that is a general partnership, the Responsible Officer of such Person's general partner or partners.

         "Restricted Payment" means, with respect to any Person, (a) any dividend or distribution on, or any purchase, redemption, retirement, defeasance or other acquisition for value of any of its Equity Interests now or hereafter outstanding, (b) any return of any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, (c) the making of any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or (d) repayment or repurchase or other means of satisfying or extinguishing Subordinated Intercompany Debt payable by such Person to EPC.

         "S&P" means Standard & Poor's Ratings Group.

         "Sabine VI" means Sabine River Investors VI, L.L.C., a Delaware limited liability company.

         "Sabine IX" means Sabine River Investors IX, L.L.C., a Delaware limited liability company.

         "Scheduled Maturity Date" means March 11, 2005.

          "Security Agreement" means the Security Agreement in substantially the form of the attached Exhibit D, executed by the Subsidiary Loan Parties in favor of the Collateral Agent for the benefit of the Subsidiary Secured Parties to secure the Subsidiary Secured Obligations, as the same may be amended, modified, or supplemented from time to time.

         "Security Instruments" means, collectively, the Mortgages, the Transfer Letters, the Pledge Agreement, the Security Agreement and each other agreement, instrument or document executed at any time by any Subsidiary Loan Party to the Collateral Agent in connection with any of the foregoing or otherwise providing collateral security to the Collateral Agent for the benefit of the Subsidiary Secured Parties to secure the Subsidiary Secured Obligations.

         "Solvent" means, with respect to any Person as of the date of any determination, that on such date, after giving effect to such Person's rights and obligations under the Loan Documents and the EPC Obligations Guaranty, including rights of contribution and indemnity, (a) the fair value of the Property of such Person at fair valuation is greater than the total liabilities, including contingent liabilities, of such Person, (b) such Person is able to pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subordinated Intercompany Debt" means Debt in connection with intercompany loans (i) from EPC to a Subsidiary Loan Party or (ii) from one Subsidiary Loan Party to another Subsidiary Loan Party (other than Sabine IX), in each case where (x) such Debt is subordinated to the Subsidiary Secured Obligations pursuant to the Master Subordination Agreement, (y) such Debt is not evidenced by a promissory note or other instrument unless the Collateral Agent has requested that such Debt be evidenced by a promissory note or other instrument and delivered to the Collateral Agent to be held as Collateral, and
(z) in the case of any such Debt payable to a Subsidiary Loan Party, such Subsidiary Loan Party's rights in connection therewith are subject to an Acceptable Security Interest.

         "Subsidiary" of a Person means any corporation or other entity of which more than 50% of the outstanding Equity Interests having ordinary voting power under ordinary circumstances to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether at such time the Equity Interest of any other class or classes of such corporation or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of a Subsidiary Loan Party.

         "Subsidiary Borrowers" means, collectively, EPPC, EPGOM and, until the date (if any) on which such Person shall have been Disposed of in accordance with clause (vii) or (viii) (as applicable) of the definition of "Permitted Dispositions", Vermejo and Raton, and "Subsidiary Borrower" means any of them, as applicable.

         "Subsidiary Loan Parties" means, collectively, the Subsidiary Borrowers, EPPH, Sabine VI and Sabine IX, and "Subsidiary Loan Party" means any of such Persons.

         "Subsidiary Secured Obligations" means, collectively, (i) the obligations of the Subsidiary Loan Parties under this Agreement and the other Loan Documents, and (ii) the obligations of the Subsidiary Loan Parties under the EPC Obligations Guaranty.

         "Subsidiary Secured Parties" means the Lender, the Loan Administrator, the Collateral Agent, the EPC Agent and the EPC Lenders, and each of their respective successors and permitted assigns that at any time hold any Subsidiary Secured Obligations.

         "Termination Event" means (a) the occurrence of a Reportable Event, other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations, (b) the withdrawal of any Subsidiary Loan Party or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Transfer Letters" means, collectively, the letters in lieu of transfer orders executed by each Subsidiary Borrower executing a Mortgage in the form of the attached Exhibit C, as each of the same may be amended, modified or supplemented from time to time. The Transfer Letters shall direct each purchaser of Hydrocarbons attributable to the Collateral Oil and Gas Properties to make payments for such Hydrocarbons directly to the respective Subsidiary Borrower's Operating Accounts as of the Closing Date.

         "UCC" mean the Uniform Commercial Code as in effect from time to time in the State of New York.

          "United States" and "U.S." each mean the United States of America.

         "U.S.$" or "$" means lawful money of the United States.

         "Unperfected Collateral" means any of the following Property which is subject to a Lien created under any Security Instrument in favor of the Collateral Agent: (i) goods that are subject to certificates of title statutes,
(ii) letter-of-credit rights with respect to letters of credit that do not constitute "supporting obligations" as defined in Section 9-102(a)(77) of the UCC, and (iii) any other property subject to a statute, regulation or treaty referred to in Section 9-311(a) of the UCC.

         "Vermejo" means Vermejo Minerals Corporation, a Delaware corporation.

         Section 1.02 Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to," "ending on" and "until" each means "to but excluding".

         Section 1.03 Accounting Terms; Changes in GAAP. All accounting terms not specifically defined herein shall be construed in accordance with GAAP either (a) consistent with those principles applied in the preparation of the Financial Statements or (b) not so materially inconsistent with such principles that any covenant determined in whole or in part in the Loan Documents by reference to such terms would be calculated or construed in a materially different manner or with materially different results than if such covenant were calculated or construed in accordance with clause (a) of this Section 1.03.

         Section 1.04 Miscellaneous. Article, Section, Annex, Schedule, and Exhibit references are to Articles, Sections of, and Annexes, Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" means "including, without limitation,". Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement. All times specified herein (unless otherwise specified) shall be deemed to refer to New York City time.

                                   ARTICLE II

                                TERMS OF FACILITY

         Section 2.01 Term Loans. The Lender agrees, on the terms and conditions set forth in this Agreement, to make a single term loan (a "Loan") to each Subsidiary Borrower on the Closing Date equal to the Initial Borrowing Base Amount for such Subsidiary Borrower specified on Annex II; provided that the aggregate outstanding principal amount of the Lender's Loans to all Subsidiary Borrowers shall not exceed U.S.$1,200,000,000 or such lesser amount as the Lender receives as proceeds of its borrowing on the Closing Date under the EPC Credit Agreement. Any principal amount of a Loan that is repaid by or on behalf of any Subsidiary Borrower may not be reborrowed. The indebtedness of each Subsidiary Borrower to the Lender resulting from the Loan made to such Subsidiary Borrower shall be evidenced by a Note of such Subsidiary Borrower payable to the order of the Lender in principal amount equal to such Subsidiary Borrower's Initial Borrowing Base Amount.

         Section 2.02 Borrowing Base.

         (a) Initial Borrowing Base of each Subsidiary Borrower. The Initial Borrowing Base Amount for each Subsidiary Borrower in effect as of the Closing Date has been set by the Loan Administrator and the Lender, in consultation with the Subsidiary Borrowers, and is hereby acknowledged by each Subsidiary Borrower. Such amount shall be deemed to be the Borrowing Base of such Subsidiary Borrower until such Borrowing Base is redetermined pursuant to this
Section 2.02, in each case in accordance with the standards set forth in Section 2.02(e).

         (b) Borrowing Base Redeterminations. Following the Closing Date, the Borrowing Base for each Subsidiary Borrower shall be redetermined by the Loan Administrator quarterly on the last business day of each March, June, September and December (each, a "Borrowing Base Determination Date"), commencing on June 30, 2003. In addition, following the Loan Administrator's completion of all due diligence required by it in connection with the business, finances, accounting, legal and environmental matters relevant to each Subsidiary Borrower and its Collateral (whether such due diligence is completed before or following the Closing Date), the Loan Administrator may request a redetermination of the Borrowing Base for such Subsidiary Borrower (for purposes of its Initial Borrowing Base Amount) to reflect any material adverse findings as a result of such due diligence (it being agreed that the Loan Administrator shall cause such review to commence and be completed as quickly as practicable).

         (c) Borrowing Base Reporting. In connection with the redetermination of each Subsidiary Borrower's Borrowing Base, prior to each Borrowing Base Determination Date the Subsidiary Borrowers shall provide the following to the Loan Administrator and the Lender:

                  (i) On or before the date thirty (30) days preceding each March Borrowing Base Determination Date, the Subsidiary Borrowers shall deliver to the Loan Administrator and the Lender an Independent Engineering Report, dated effective as of December 31 of the preceding calendar year and such other information as may be reasonably requested by the Loan Administrator with respect to the Collateral Oil and Gas Properties included or to be included in the Borrowing Base of each Subsidiary Borrower. Utilizing such Independent Engineering Report and such supplemental data and other information as the Loan Administrator deems relevant, the Loan Administrator shall redetermine the Borrowing Base for each Subsidiary Borrower in accordance with Section 2.02(e) and notify the Lender, the Subsidiary Borrowers, and the Collateral Agent of its calculation of each redetermined Borrowing Base on or before such March Borrowing Base Determination Date.

                  (ii) On or before the date thirty (30) days preceding each June Borrowing Base Determination Date, the Subsidiary Borrowers shall deliver to the Loan Administrator and the Lender supplemental data (including, without limitation, monthly production reports and information with respect to events that have occurred since the immediately preceding March Borrowing Base Determination Date and that are material to the Independent Engineering Report delivered prior to such March Borrowing Base Determination Date) and such other information as may be reasonably requested by the Loan Administrator with respect to the Collateral Oil and Gas Properties included or to be included in the Borrowing Base of each Subsidiary Borrower. Utilizing such supplemental data and information and such other information as the Loan Administrator deems relevant, the Loan Administrator shall redetermine the Borrowing Base for each Subsidiary Borrower in accordance with Section 2.02(e) and notify the Lender, the Subsidiary Borrowers, and the Collateral Agent of its calculation of each redetermined Borrowing Base on or before such June Borrowing Base Determination Date.

                  (iii) On or before the date thirty (30) days preceding each September Borrowing Base Determination Date, the Subsidiary Borrowers shall deliver to the Loan Administrator and the Lender an Independent Engineering Report, dated effective as of June 30 of such year and such other information as may be reasonably requested by the Loan Administrator with respect to the Oil and Gas Properties included or to be included in the Borrowing Base of each Subsidiary Borrower. Utilizing such Independent Engineering Report and such supplemental data and other information as the Loan Administrator deems relevant, the Loan Administrator shall redetermine the Borrowing Base for each Subsidiary Borrower in accordance with Section 2.02(e) and notify the Lender, the Subsidiary Borrowers, and the Collateral Agent of its calculation of each redetermined Borrowing Base on or before such September Borrowing Base Determination Date.

                  (iv) On or before the date thirty (30) days preceding each December Borrowing Base Determination Date, the Subsidiary Borrowers shall deliver to the Loan Administrator and the Lender supplemental data (including, without limitation, monthly production reports and information with respect to events that have occurred since the immediately preceding September Borrowing Base Determination Date and that are material to the Independent Engineering Report delivered prior to such September Borrowing Base Determination Date) and such other information as may be reasonably requested by the Loan Administrator with respect to the Collateral Oil and Gas Properties included or to be included in the Borrowing Base of each Subsidiary Borrower. Utilizing such supplemental data and information and such other information as the Loan Administrator deems relevant, the Loan Administrator shall redetermine the Borrowing Base for each Subsidiary Borrower in accordance with Section 2.02(e) and notify the Lender, the Subsidiary Borrowers, and the Collateral Agent of its calculation of each redetermined Borrowing Base on or before such December Borrowing Base Determination Date.

                  (v) In the event that the Subsidiary Borrowers do not furnish to the Loan Administrator and the Lender in any material respect the reports, data or other information specified in clauses (i), (ii), (iii) or (iv) above by the date specified therein, the Loan Administrator may nonetheless redetermine the Borrowing Base of each Subsidiary Borrower and redesignate each such Borrowing Base from time to time thereafter in its sole discretion until the Loan Administrator receives the relevant report, data or other information, as applicable, whereupon the Loan Administrator shall redetermine the Borrowing Base as otherwise specified in this Section 2.02.

                  (vi) Each delivery by a Subsidiary Borrower of Property Evaluation Information to the Loan Administrator and the Lender shall be deemed to be a representation and warranty by such Subsidiary Borrower on the date of such delivery that (i) the representations and warranties contained in Sections
4.06 and 4.13 are true and correct on and as of such date, except for changes resulting from transactions not prohibited pursuant to the terms of this Agreement and (ii) except as disclosed in writing to the Loan Administrator and the Lender at the time of such delivery and except for fluctuations in the price of oil and gas generally, there has been no material adverse change with respect to the Collateral described in such Property Evaluation Information since the relevant dates of such Property Evaluation Information.

         (d) Interim Redeterminations. In addition to the Borrowing Base redeterminations provided for in Section 2.02(c), the Loan Administrator may at any time and from time to time, in its sole discretion and based on such information as the Loan Administrator shall deem relevant (but in accordance with Section 2.02(e)), make an additional redetermination of the Borrowing Base of any Subsidiary Borrower. The Loan Administrator shall give the Subsidiary Borrowers at least ten (10) days' prior written notice that a redetermination of any Borrowing Base pursuant to this paragraph (d) is to be performed. In connection with any redetermination of any Borrowing Base under this Section 2.02(d), the applicable Subsidiary Borrower shall provide the Loan Administrator with such information regarding such Subsidiary Borrower's business (including, without limitation, its Collateral Oil and Gas Properties, Proven Reserves, and production relating thereto) as the Loan Administrator may reasonably request.

         (e) Standards for Borrowing Base Redeterminations. Each redetermination of the Borrowing Base of each Subsidiary Borrower by the Loan Administrator pursuant to this Section 2.02 shall be made (i) in the sole discretion of the Loan Administrator (but in accordance with the other provisions of this Section 2.02(e)), (ii) in accordance with CNAI's customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Independent Engineering Report or other information received by the Loan Administrator relating to the Proven Reserves of each Subsidiary Borrower, and (iv) based upon the estimated value of the Proven Reserves owned by the Subsidiary Borrower set forth in the most recent Independent Engineering Report as determined by the Loan Administrator in accordance with CNAI's customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions and based on information included in the most recent Independent Engineering Report. In valuing and redetermining the Borrowing Base for each Subsidiary Borrower, the Loan Administrator may also consider the business, financial condition, and Debt obligations of such Subsidiary Borrower and such other factors as the Loan Administrator customarily deems appropriate. In that regard, each Subsidiary Borrower acknowledges that the determination of its Borrowing Base will contain an equity cushion (market value in excess of loan value), which is essential for the adequate protection of the Subsidiary Secured Parties. Except with respect to the Initial Borrowing Base Amounts, Proven Reserves shall not be included or considered for inclusion in the Borrowing Base for any Subsidiary Borrower unless the Loan Administrator shall have received, at such Subsidiary Borrower's expense, evidence satisfactory in form and substance to the Loan Administrator that the Collateral Agent has an Acceptable Security Interest in the Oil and Gas Properties relating thereto pursuant to the Security Instruments. At all times after the Loan Administrator has given the Subsidiary Borrowers notification of a redetermination of any Borrowing Base under this Section 2.02, such Borrowing Base shall be equal to the redetermined amount until such Borrowing Base is subsequently redetermined in accordance with this Section 2.02.

         (f) Cash Collateral. Notwithstanding the foregoing, if at any time any Subsidiary Borrower is permitted by the terms of this Agreement to deposit Cash Collateral into its Cash Collateral Account in lieu of making any mandatory prepayment pursuant to Section 2.04 or in connection with any permitted substitution of Collateral pursuant to Section 2.08, the "Borrowing Base" of such Subsidiary Borrower shall be increased by the amount of such Cash Collateral (except as otherwise specified herein for calculations that are to be made without consideration of any Cash Collateral provided by such Subsidiary Borrower).

         Section 2.03 Optional Prepayment of Loans. Each Subsidiary Borrower may prepay the outstanding principal balance of its Loan, in whole or in part, after giving prior written notice to the Loan Administrator and the Lender (which notice must state the proposed date and aggregate principal amount of such prepayment and which must be received by the Loan Administrator and the Lender no later than 11:00 a.m. on the Business Day preceding the proposed date of such prepayment). If any such notice is given, such Subsidiary Borrower shall prepay its Loan in whole or in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts required to be paid pursuant to Section 2.07 as a result of such prepayment being made on such date; provided, however, that each partial prepayment shall be made in a minimum amounts of $1,000,000 and in integral multiples of $1,000,000 in excess thereof and in an aggregate principal amount such that after giving effect thereto such Loan shall have a principal amount outstanding of at least $1,000,000. Full prepayment of any Loan is permitted without restriction of amounts.

         Section 2.04 Mandatory Prepayment of Loans. Each Subsidiary Borrower shall be required to prepay the outstanding principal amount of its Loan, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts required to be paid pursuant to Section 2.07 as a result of such prepayment being made on such date, on the dates and in the amounts set forth below:

         (a) Individual Reserve Ratio. If, on any date the Borrowing Base for any Subsidiary Borrower is redetermined pursuant to Section 2.02, the Individual Reserve Ratio of such Subsidiary Borrower on such date is less than 1.25 to 1.0, then on or before the third Business Day following such date, such Subsidiary Borrower shall (i) prepay the principal amount of such Subsidiary Borrower's outstanding Loan and/or (ii) provide Cash Collateral to the Collateral Agent (and the amount of such Cash Collateral shall increase such Subsidiary Borrower's Borrowing Base), in amount(s) so that, after giving effect to such prepayment and/or increase to such Borrowing Base, the Individual Reserve Ratio of such Subsidiary Borrower is not less than 1.25 to 1.0; provided, however, that, if Cash Collateral has been provided pursuant to clause (ii) above, and on the next date that the Borrowing Base of such Subsidiary Borrower is redetermined the Loan Administrator determines that the Borrowing Base of such Subsidiary Borrower has not increased from the Borrowing Base determined as of the preceding redetermination date (excluding, however, any increase in such Borrowing Base attributable to such Cash Collateral) by an amount sufficient to cause the Individual Reserve Ratio of such Subsidiary Borrower based on the redetermined Borrowing Base (without counting any such Cash Collateral in the calculation thereof) to be not less than 1.25 to 1.0, then such Subsidiary Borrower shall be obligated to prepay its Loan in an amount sufficient to cause its Individual Reserve Ratio to be not less than 1.25 to 1.0 and the Collateral Agent shall apply such Cash Collateral for such purpose.

         (b) Combined Reserve Ratio. If, on any date the Borrowing Base for any Subsidiary Borrower is redetermined pursuant to Section 2.02, the Combined Reserve Ratio on such date is less than 1.75 to 1.0, then on or before the third Business Day following such date, the Subsidiary Borrowers shall (i) prepay the aggregate principal amount of such Subsidiary Borrowers' outstanding Loans and/or (ii) provide Cash Collateral to the Collateral Agent (and the amount of such Cash Collateral shall increase the Borrowing Base of the Subsidiary Borrower providing such Cash Collateral) in amount(s) so that, after giving effect to such prepayment(s) and/or increase to the applicable Borrowing Bases, the Combined Reserve Ratio is not less than 1.75 to 1.0; provided, however, that, if Cash Collateral has been provided pursuant to clause (ii) above, and on the next date that the Borrowing Base of any Subsidiary Borrower is redetermined the Loan Administrator determines that the aggregate Borrowing Bases of the Subsidiary Borrowers have not increased from the aggregate Borrowing Bases of the Subsidiary Borrowers determined as of the preceding redetermination date (excluding, however, any increase in such Borrowing Bases that is attributable to any Cash Collateral) by an amount sufficient to cause the Combined Reserve Ratio (without counting any such Cash Collateral in the calculation thereof) to be not less than 1.75 to 1.0, then the Subsidiary Borrowers shall be obligated to prepay the aggregate principal amount of the Loans in an amount sufficient to cause the Combined Reserve Ratio to be not less than 1.75 to 1.0, and the Collateral Agent shall apply such Cash Collateral for such purpose.

         (c) Permitted Collateral Disposition. On any Business Day that a Permitted Collateral Disposition is to occur with respect to any Subsidiary Borrower's Collateral, such Subsidiary Borrower shall cause 100% of the Net Cash Proceeds of such Disposition to be paid into its Cash Collateral Account on the Business Day such proceeds are received, and agrees that the Loan Administrator shall thereupon instruct the Collateral Agent to withdraw such proceeds and apply such proceeds as follows (and such Subsidiary Borrower agrees that, to effectuate the foregoing, the Collateral Agent shall withdraw the amount required to be prepaid from such Cash Collateral

Account and apply the same to such Subsidiary Borrowers' obligations as instructed by the Loan Administrator in accordance with the terms of this provision): (i) (A) in the case of a Permitted Collateral Disposition as described in clause (vii) of the definition of Permitted Disposition, first to prepay the outstanding principal amount of Vermejo's Loan, next to prepay the outstanding principal amount of Raton's Loan, and then to prepay the outstanding principal amount of EPPC's Loan (in the case of such clause (vii)), (B) in the case of a Permitted Collateral Disposition as described in clause (viii) of the definition of Permitted Disposition, first to prepay the outstanding principal amounts of the Loans of both Raton and Vermejo, and then to prepay the outstanding principal amount of the EPPC Loan; and (C) in the case of a Permitted Collateral Disposition as described in clause (vi) of the definition of Permitted Disposition, to prepay the outstanding principal amount of such Subsidiary Borrower's Loan; and (ii) if there remain any Net Cash Proceeds from such Disposition after making the prepayment in full of Loans as described in the order above, then, in such event the other Subsidiary Borrowers shall be required to ratably prepay a principal amount of their respective outstanding Loans in an aggregate amount equal to the remaining proceeds (it being agreed that the Subsidiary Borrower that made such Permitted Collateral Disposition and prepaid its Loan in full with the proceeds thereof may advance the remaining Net Cash Proceeds of such Disposition in the form of intercompany loans to each other Subsidiary Borrower whose Loan is required to be prepaid (constituting Subordinated Intercompany Debt of such other Subsidiary Borrowers) to enable such other Subsidiary Borrowers to make such required prepayments).

         (d) Permitted Disposition of Release Property. On any Business Day a Permitted Disposition by a Subsidiary Borrower of Release Property occurs:

                  (i) If the Cash Collateral substituted for such Release Property pursuant to Section 2.08(b) has not been applied pursuant to Section 2.04(e) and the Net Cash Proceeds of such Disposition are equal to or less than such Cash Collateral, then the Loan Administrator shall instruct the Collateral Agent to withdraw such Cash Collateral and (x) apply the proceeds thereof to prepay the Loan of such Subsidiary Borrower and (y) if there remains any such proceeds after making the prepayment in full of such Subsidiary Borrower's Loan, apply such remaining proceeds to ratably prepay the principal amount of the other Subsidiary Borrowers' outstanding Loans (it being agreed that the Subsidiary Borrower that made such Permitted Disposition and had its Loan prepaid in full with the proceeds of the Cash Collateral substituted for the Release Property Disposed of shall be deemed to have made an intercompany loan to each other Subsidiary Borrower (constituting Subordinated Intercompany Debt) in the amount of the prepayment of such other Subsidiary Borrower's Loan made pursuant to this provision).

                  (ii) If the Cash Collateral substituted for such Release Property pursuant to Section 2.08(b) has not been applied pursuant to Section 2.04(e) and the Net Cash Proceeds of such Disposition are greater than the Cash Collateral substituted with respect to such Release Property, then such Subsidiary Borrower shall cause an amount equal to the excess of (x) such Net Cash Proceeds of such Disposition over (y) the amount of such Cash Collateral (such excess, the "Excess Cash Proceeds") to be paid into its Cash Collateral Account on such Business Day and agrees that the Loan Administrator shall instruct the Collateral Agent to withdraw such Excess Cash Proceeds and such Cash Collateral substituted for such Release Property and (1) shall apply such Excess Cash Proceeds and such Cash Collateral substituted for such Release Property to prepay the Loan of such Subsidiary Borrower, and (2) if there remain any such proceeds after making the prepayment in full of such Subsidiary Borrower's Loan, shall apply the remaining proceeds to ratably prepay a principal amount of the other Subsidiary Borrowers' outstanding Loans (it being agreed that the Subsidiary Borrower that made such Permitted Disposition and had such proceeds applied to prepaid its Loan in full shall be deemed to have advanced in the form of an intercompany loan to each other Subsidiary Borrower (constituting Subordinated Intercompany Debt of such other Subsidiary Borrower) in the amount of the prepayment of such other Subsidiary Borrower's Loan made to this provision).

                  (iii) If the Cash Collateral substituted for such Release Property pursuant to Section 2.08(b) has been applied pursuant to Section 2.04(e) and the amount of such Net Cash Proceeds of such Disposition exceeds the amount of such Cash Collateral (such excess, the "Excess Cash Proceeds"), then such Subsidiary Borrower shall cause the Excess Cash Proceeds of such Disposition to be paid into its Cash Collateral Account on such Business Day and agrees that the Loan Administrator shall instruct the Collateral Agent to withdraw such Excess Cash Proceeds and (x) prepay the Loan of such Subsidiary Borrower and (y) if there remain any such Excess Cash Proceeds after making the prepayment in full of such Subsidiary Borrower's Loan, then, apply such remaining Excess Cash Proceeds to ratably prepay a principal amount of the other Subsidiary Borrowers' outstanding Loans (it being agreed that the Subsidiary Borrower that made such Permitted Disposition and had the Excess Cash Proceeds of such sale applied to prepaid its Loan in full shall be deemed to have made an intercompany loan to each other Subsidiary Borrower (constituting Subordinated Intercompany Debt) in the amount of the prepayment of such other Subsidiary Borrower's Loan made pursuant to this provision).

                  (iv) If the Cash Collateral substituted for such Release Property pursuant to Section 2.08(b) has been applied pursuant to Section 2.04(e) and the amount of such Net Cash Proceeds from such Permitted Disposition are less than the amount of Cash Collateral substituted for such Release Property pursuant to Section 2.08(b), then such Subsidiary Borrower shall be permitted to retain the full amount of such Net Cash Proceeds.

         (e) Cash Collateral Held in Exchange for Release Property. If on the next Borrowing Base Determination Date following any substitution of Cash Collateral for any Release Property pursuant to Section 2.08(b), such Release Property has not been sold, then (i) on or before the third Business Day following such Borrowing Base Determination Date, the Subsidiary Borrower shall be required to prepay the principal amount of its Loan in an amount equal to such Cash Collateral, and the Loan Administrator shall instruct the Collateral Agent to withdraw such amount from the Cash Collateral Account of such Subsidiary Borrower and apply it for such purpose, and (ii) if there remain any proceeds of such Cash Collateral on deposit in such Subsidiary Borrower's Cash Collateral Account in the event that such prepayment results in the prepayment in full of such Subsidiary Borrower's Loan, then, in such event the other Subsidiary Borrowers shall be required to ratably prepay a principal amount of their respective outstanding Loans in an aggregate amount equal to the remaining proceeds (it being agreed that the Subsidiary Borrower that has such remaining Cash Collateral shall be deemed to have made intercompany loans to each other Subsidiary Borrower using such remaining Cash Collateral (constituting Subordinated Intercompany Debt of such other Subsidiary Borrowers) to enable such other Subsidiary Borrowers to make such required prepayments), and the Loan Administrator shall instruct the Collateral Agent shall apply such remaining proceeds for such purpose.

         (f) Extraordinary Receipt. On any Business Day that any Subsidiary Borrower receives proceeds of any Extraordinary Receipt, (i) such Subsidiary Borrower shall prepay the outstanding principal amount of its Loan by an amount equal to 100% of the Net Cash Proceeds of such Extraordinary Receipt, and (ii) if there remain any Net Cash Proceeds from such Extraordinary Receipt in the event that such prepayment results in the prepayment in full of such Subsidiary Borrower's Loan, then, in such event the other Subsidiary Borrowers shall be required to ratably prepay a principal amount of their respective outstanding Loans in an aggregate amount equal to the remaining proceeds (it being agreed that the Subsidiary Borrower that received such Extraordinary Receipt and prepaid its Loan in full with the proceeds thereof may advance the remaining Net Cash Proceeds of such Extraordinary Receipt in the form of intercompany loans to each other Subsidiary Borrower (constituting Subordinated Intercompany Debt of such other Subsidiary Borrowers) to enable such other Subsidiary Borrowers to make such required prepayments).

         Section 2.05 Scheduled Repayment of Loans. On each of (i) the last Business Day of June 2004, and (ii) the last Business Day of September 2004, each Subsidiary Borrower shall repay a portion of the outstanding principal balance of its Loan in an amount equal to its Borrower Share of $300,000,000. Each Subsidiary Borrower shall repay the remaining outstanding amount of its Loan in full on the Scheduled Maturity Date.

         Section 2.06 Interest and Certain Fees. (a) Each Subsidiary Borrower shall pay to the Lender interest on the unpaid principal amount of such Subsidiary Borrower's Loan on each Payment Date, accruing from the date of the making of such Loan until such principal amount shall be paid in full, at the following rate per annum:

                  (i) from the Closing Date through March 23, 2003, such Loan shall bear interest at a rate per annum equal to 7.75%;

                  (ii) thereafter, for the remainder of the first Interest Period, such Loan shall bear interest at a rate per annum equal to the sum of the LIBO Rate for a one-week Interest Period plus the LIBOR Margin; and

                  (iii) thereafter, for any Interest Period (or portion thereof) such Loan shall bear interest at a rate per annum equal to the sum of the LIBO Rate for such Interest Period (or portion thereof) plus the LIBOR Margin;

provided, however, that if (A) the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to obtain funds in the London interbank market during such Interest Period (or portion thereof), (B) the Lender is not able to obtain funding under the EPC Credit Agreement or any EPC Refinancing Facility with interest accruing at the LIBO Rate that would apply to LIBOR Advances under this Agreement, (C) the LIBO Rate will not adequately reflect the cost to the Lender of maintaining its Loan to such Subsidiary Borrower during such Interest Period (or portion thereof) at the LIBO Rate, (D) the LIBO Rate cannot be determined, or (E) any Event of Default shall occur and be continuing, then the interest rate applicable to such Subsidiary Borrower's Loan for such Interest Period (or portion thereof) shall be the interest rate per annum equal to the sum of the Base Rate in effect on each day during such Interest Period (or portion thereof) plus the Base Rate Margin.

         (b) Overdue Rate. If any Subsidiary Loan Party fails to pay any amount due and payable under this Agreement or any other Loan Document on the date due, such Subsidiary Loan Party shall pay interest on such overdue amount at the Default Rate, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand by the Loan Administrator.

         (c) Additional Cost for Eurodollar Reserves. If the Lender either (i) is required to pay increased interest pursuant to Section 2.03(c) of the EPC Credit Agreement or any analogous provision of any EPC Refinancing Facility, or
(ii) shall determine in good faith that reserves under regulations of the Board of Governors of the Federal Reserve System are required to be maintained by it in respect of, or a portion of its costs of maintaining reserves under such regulations is properly attributable to, all or any portion of the Loans hereunder, then, in the case of an event as described in either clause (i) or
(ii), the Subsidiary Borrowers shall pay to the Lender additional interest on the unpaid principal amount of the Loans (other than any such additional interest accruing to the Lender in respect of periods prior to the 30th day preceding the date notice of such interest is given by the Loan Administrator as provided in this Section 2.06(c)), payable on the same day or days on which interest is payable on the Loans, at an interest rate per annum equal at all times during each Interest Period to the excess of (i) the rate obtained by dividing the LIBO Rate for such Interest Period by a percentage equal to 100% minus the Eurodollar Reserve Percentage, if any, for the Lender for such Interest Period over (ii) the LIBO Rate for such Interest Period. The amount of any such additional interest (if any) shall be determined by the Lender and the Loan Administrator, and the Loan Administrator shall furnish written notice of the amount of such additional interest to the Subsidiary Borrowers and the Lender, which notice shall be conclusive and binding for all purposes, absent manifest error.

         (d) Certain Fees. Each of the Subsidiary Borrowers shall pay to the Lender its Borrower Share of any fees payable by EPC pursuant to the terms of
Section 2.04 of the EPC Credit Agreement or any analogous provision of any EPC Refinancing Facility, on the same date such fees are due and payable by EPC thereunder.

         Section 2.07 Breakage Costs. (a) If for any reason whatsoever any payment or purchase of principal of, or conversion of, any LIBOR Advance of any Subsidiary Borrower is made on any date other than on the last day of an Interest Period relating to such LIBOR Advance, then such Subsidiary Borrower shall, upon demand by the Loan Administrator, pay to the Loan Administrator any amounts which the Lender requires to compensate the Lender for any additional losses, costs or expenses which the Lender may reasonably incur as a result of:

                  (i) any additional amount that the Lender is required, under the terms of Section 11.04(c) of the EPC Credit Agreement or any analogous provision of any EPC Refinancing Facility, to pay to any EPC Lender as a result of any prepayment of EPC Obligations on such date as a result of the prepayment of the Loan of such Subsidiary Borrower on such date; or

                  (ii) any loss, cost or expense incurred by the Lender by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain the LIBOR Advance of such Subsidiary Borrower that was prepaid on such date.

         (b) In addition, if for any reason (other than as described in Section 2.07(a)(i)), the Lender is required, under the terms of Section 11.04(c) of the EPC Credit Agreement or any analogous provision of any EPC Refinancing Facility, to pay to any EPC Lender as a result of any prepayment of EPC Obligations on such date (whether or not such prepayment was made as a result of any prepayment of the Loans hereunder or otherwise), but without duplication of any amount payable pursuant to Section 2.07(a)(i), then the Subsidiary Borrowers shall, upon demand by the Loan Administrator, pay to the Loan Administrator any amounts which the Lender is required to pay to such EPC Lender on such date.

         Section 2.08 Right to Substitute Collateral; Release of Liens in Connection Therewith. Unless a Default has occurred and is continuing, each Subsidiary Borrower may request the Loan Administrator to instruct the Collateral Agent to accept substitute Collateral (and release its Lien on Collateral to be subject to the substitution) in the following circumstances:

         (a) Substitute Oil and Gas Properties. Such Subsidiary Borrower may at any time request the Loan Administrator to instruct the Collateral Agent to accept Liens on Oil and Gas Properties acquired by such Subsidiary Borrower and reasonably acceptable to the Collateral Agent as new Collateral in place of Oil and Gas Properties or other assets previously pledged by such Subsidiary Borrower as Collateral, and upon the effectiveness of such new Liens, the Lender and the Loan Administrator agree that the Collateral Agent will, as promptly as practicable and in any event within three Business Days after such effectiveness, release its Liens on such previously pledged Collateral, provided the Collateral Agent is satisfied that (i) it will have an Acceptable Security Interest in the new Oil and Gas Properties prior to or simultaneously with any release of any Lien on existing Collateral, (ii) the Borrowing Base of such Subsidiary Borrower is redetermined by the Loan Administrator to confirm that such substitution of Collateral does not result in a reduction of the Borrowing Base of such Subsidiary Borrower, and (iii) after giving effect to any such substitution of Collateral and redetermination of the Borrowing Base for such Subsidiary Borrower, such Subsidiary Borrower's Individual Reserve Ratio is not less than 1.25 to 1.0 and the Combined Reserve Ratio is not less than 1.75 to
1.0 (it being agreed that for purposes of determining the Combined Reserve Ratio, the calculation shall be made using the most recent determination of the Borrowing Base for each other Subsidiary Borrower as made by the Loan Administrator pursuant to Section 2.02, and the outstanding balance of the Loan of each other Subsidiary Borrower as of such date as determined by the Loan Administrator).

         (b) Substitution of Cash Collateral. Such Subsidiary Borrower may at any time request the Loan Administrator to instruct the Collateral Agent to accept Cash Collateral in substitution of Collateral Oil and Gas Properties that such Subsidiary Borrower expects to sell prior to the next Borrowing Base Determination Date, and upon the deposit of such Cash Collateral in such Subsidiary Borrower's Cash Collateral Account in an amount equal to the amount of the Borrowing Base of such Subsidiary Borrower attributable to the Oil and Gas Properties to be released (the "Release Property"), the Loan Administrator shall instruct the

Collateral Agent to release its Liens on the Release Property, provided the Loan Administrator is satisfied that (a) the Collateral Agent will have an Acceptable Security Interest in the Cash Collateral so deposited, (b) the Borrowing Base of such Subsidiary Borrower is redetermined to confirm that such substitution of Collateral does not result in a reduction of the Borrowing Base of such Subsidiary Borrower, and (c) after giving effect to any such substitution of Collateral and redetermination of the Borrower Base for such Subsidiary Borrower, such Subsidiary Borrower's Individual Reserve Ratio is not less than
1.25 to 1.0 and the Combined Reserve Ratio is not less than 1.75 to 1.0 (it being agreed that for purposes of determining the Combined Reserve Ratio, the calculation shall be made using the most recent determination of the Borrowing Base for each other Subsidiary Borrower as made by the Loan Administrator pursuant to Section 2.02, and the outstanding balance of the Loan of each other Subsidiary Borrower as of such date as determined by the Loan Administrator).

         Section 2.09 Collateral Release Provisions.

         (a) Permitted Dispositions. In the event any Subsidiary Loan Party requests the Loan Administrator to instruct the Collateral Agent to release its Lien on any specified Collateral to permit a Permitted Disposition of such Collateral, the Loan Administrator shall so instruct the Collateral Agent and the Collateral Agent shall as promptly as practicable (and in any event within five (5) Business Days after such request) release its Lien on such Collateral, provided that, except with respect to Permitted Dispositions described in clause
(i) or (iii) of the definition of Permitted Disposition, (i) at such time no Default has occurred and is continuing, and (ii) such Subsidiary Loan Party has certified to the Loan Administrator that such Disposition constitutes a Permitted Disposition, and, to the extent required, has made appropriate arrangements with the Loan Administrator to comply with any mandatory prepayment required pursuant to Section 2.04(c) in connection with such Permitted Disposition.

         (b) Excess Collateral. On only one occasion prior to the Scheduled Maturity Date, and provided that no Default has occurred and is continuing, the Subsidiary Borrowers may request the Loan Administrator to instruct the Collateral Agent to release its Lien on Collateral specified by the Subsidiary Borrowers which has a Borrowing Base value (based on the 1.75 to 1.0 Combined Coverage Ratio) of not more than 1.75 times an amount equal to 10% of the outstanding principal balance of the Loans at such time (such Collateral being "Excess Collateral" for purposes of this Agreement and the outstanding principal amount of the Loans covered thereby being the "Loan Value" of such Excess Collateral), and the Loan Administrator shall thereafter instruct the Collateral Agent to release its Lien on such Excess Collateral, and the Collateral Agent shall release such Lien on such Excess Collateral as promptly as practicable (and in any event within three (3) Business Days after such request), provided that prior to or contemporaneously with effecting any such requested release of Collateral (a) the Subsidiary Borrowers shall have prepaid an outstanding principal amount of the Loans equal to 1.25 multiplied by the Loan Value of such Excess Collateral to be released, (b) the Subsidiary Borrowers requesting the release shall have certified to the Loan Administrator that the release is being requested in connection with a Disposition of such Excess Collateral for the receipt by the Subsidiary Borrowers of non-cash consideration that constitutes fair value for the Disposition, and (c) upon redetermination by the Loan Administrator of the Borrowing Base of each Subsidiary Borrower associated with the remaining Collateral of such Subsidiary Borrower, the Loan Administrator confirms that, after giving effect to the requested release of Excess

Collateral and the required prepayment of Loans, each Subsidiary Borrower's Individual Reserve Ratio would be not less than 1.25 to 1.0 and the Combined Reserve Ratio would be not less than 1.75 to 1.0.

         (c) Cash Collateral Added to Cure Ratio Shortfalls. If at any time following any redetermination of the Borrowing Base of any Subsidiary Borrower, such Subsidiary Borrower delivers Cash Collateral in lieu of making a mandatory prepayment of such Subsidiary's Loan pursuant to Section 2.04(a) or (b), and thereafter (i) at the time of the next immediately succeeding redetermination of the Borrowing Base of such Subsidiary Borrower, the Loan Administrator determines that the Borrowing Base of such Subsidiary Borrower has increased from the Borrowing Base determined as of the preceding redetermination date (excluding, however, any increase in such Borrowing Base attributable to any Cash Collateral provided by such Subsidiary Borrower), and (ii) no Default has occurred and is continuing, then at the request of such Subsidiary Borrower, the Collateral Agent shall return to such Subsidiary Borrower all or part of the Cash Collateral previously provided by such Subsidiary Borrower in any amount equal to (but not exceeding) the amount of such increase in the Borrowing Base of such Subsidiary Borrower; provided further that after giving effect to such release of Cash Collateral, the reduction of the Borrowing Base of such Subsidiary Borrower by the amount of the Cash Collateral to be released and any prepayment of Loans made pursuant to Section 2.04(a) or (b), the Individual Reserve Ratio of the Subsidiary Borrower would continue to be at least 1.25 to
1.0 and the Combined Reserve Ratio would continue to be at least 1.75 to 1.0.

         (d) Cash Collateral Substituted for Release Property Sold. If at any time following any Permitted Disposition of Release Property and application of the proceeds thereof as required pursuant to the mandatory prepayment provisions of Section 2.04, (i) there remains any Cash Collateral that was delivered to the Collateral Agent at the time such Property became Release Property, and (ii) no Default has occurred and is continuing, then at the request of such Subsidiary Borrower, the Collateral Agent shall as promptly as practicable (and in any event within three (3) Business Days) return to such Subsidiary Borrower all or part of such remaining Cash Collateral; provided further that after giving effect to such release of Cash Collateral and the reduction of the Borrowing Base of such Subsidiary Borrower by the amount of the Cash Collateral to be released, the Loan Administrator determines that the Individual Reserve Ratio of the Subsidiary Borrower would continue to be at least 1.25 to 1.0 and the Combined Reserve Ratio would continue to be at least 1.75 to 1.0.

         Section 2.10 Payments and Computations.

         (a) Payment Procedures. All payments to be made by or on behalf of any Subsidiary Loan Party hereunder or under the Loan Documents shall be made by depositing such payment amount into the EPC Collateral Account not later than 1:00 p.m. on the day when due in U.S. dollars (or such other location as the Loan Administrator shall designate in writing to such Subsidiary Loan Party) in same day funds without deduction, setoff, or counterclaim of any kind. The Collateral Agent shall withdraw such funds promptly thereafter and apply such funds in accordance with the terms of this Agreement and the Collateral Agency Agreement and, in the event any EPC obligations are then due and payable, shall transfer such funds to the EPC Agent prior to remitting any remaining funds to the applicable Subsidiary Loan Party.

         (b) Computations. All computations of interest based on the Base Rate shall be made by the Loan Administrator on the basis of a year of 365 or 366 days, as the case may be, and all computations of fees and all other interest shall be made by the Loan Administrator, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Loan Administrator of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

         (c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, in the case of any payment of any LIBOR Advance, if such extension would cause payment to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

         Section 2.11 Yield Protection.

         (a) EPC Funding Costs. At any time the EPC Credit Agreement or the EPC Refinancing Facility is in effect and the Lender is required pursuant to the terms thereof to pay any amount pursuant to provisions designed to protect each EPC Lender's yield on its loans to EPC against regulatory changes that increase such EPC Lender's costs or require additional capital (including, without limitation, pursuant to Section 2.07 of the EPC Credit Agreement or any analogous provision of any EPC Refinancing Facility), then such Subsidiary Borrower shall reimburse the Lender for its Borrower Share of such amount payable by EPC.

         (b) Increased Cost. At any time the EPC Credit Agreement or the EPC Refinancing Facility is not in effect, each Subsidiary Borrower agrees as follows:

                  (i) Increased Costs. If, due to either (x) the introduction after the date of this Agreement of or any change after the date of this Agreement (including any change by way of imposition or increase of reserve requirements or assessments other than included as increased costs pursuant to Section 2.06(c)) in or in the interpretation of any law or regulation or (y) the compliance with any guideline or request issued or made after the date of this Agreement from or by any central bank or other governmental authority (whether or not having the force of law), in each case above, there shall be any increase in the cost to the Lender of agreeing to make, fund or maintain, or of making, funding or maintaining, LIBOR Advances, then the Subsidiary Borrowers shall from time to time, upon demand by the Loan Administrator (with a copy of such demand to the Lender), pay to the Loan Administrator for the account of the Lender additional amounts sufficient to reimburse the Lender for all such increased costs (except those costs incurred more than sixty (60) days prior to the date of such demand; for the purposes hereof any cost or expense allocable to a period prior to the publication or effective date of such an introduction, change, guideline or request shall be deemed to be incurred on the later of such publication or effective date). The Lender agrees to use its best efforts promptly to notify the Subsidiary Borrowers of any event referred to in clause (x) or (y) above, provided that the failure to give such notice shall not affect the rights of the Lender under this
         Section 2.11(b)(i) (except as otherwise expressly provided above in this Section

         2.11(b)(i)). A certificate as to the amount of such increased cost, submitted to the Subsidiary Borrowers and the Loan Administrator by the Lender, shall be conclusive and binding for all purposes, absent manifest error. The Lender agrees to use its best efforts (including a reasonable effort to change its lending office or to transfer its affected LIBOR Advances to an affiliate of the Lender) to avoid, or minimize the amount of, any demand for payment from the Subsidiary Borrowers under this Section 2.11(b)(i). In the event that the Lender shall change its lending office and such change results (at the time of such change) in increased costs to the Lender, the Subsidiary Borrowers shall not be liable to the Lender for such increased costs incurred by the Lender to the extent, but only to the extent, that such increased costs shall exceed the increased costs which the Lender would have incurred if the lending office of the Lender had not been so changed, but, subject to the terms of this subsection (b)(i) above and to
         Section 2.10, nothing herein shall require the Lender to change its lending office for any reason.

                  (ii) Increased Capital. If the Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or any corporation controlled by the lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (except to the extent such request or directive arises as a result of the individual creditworthiness of the Lender or such corporation), has the effect of increasing the amount of capital required or expected to be maintained as a result of the Lender's obligations hereunder, with the result being to increase the cost to the Lender or such corporation, the Lender shall have the right to give prompt written notice and demand for payment thereof to such Subsidiary Borrower with a copy to the Loan Administrator although the failure to give any such notice shall not release or diminish any of such Subsidiary Borrower's obligations to pay additional amounts pursuant to this Section 2.11(b)(ii), and such Subsidiary Borrower shall pay such additional amounts.

         (c) Payments on Demand. Any such amount payable by the Subsidiary Borrowers from time to time pursuant to this Section 2.11, shall be paid by the Subsidiary Borrowers upon demand by the Loan Administrator for the benefit of the Lender or such corporation controlling the Lender (with a copy of such demand to the Lender).

         Section 2.12 Taxes.

         (a) Any and all payments by the Subsidiary Loan Parties under this Agreement and the Loan Documents shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all Taxes, excluding all Excluded Taxes. If any Subsidiary Loan Party shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable to the Lender or the Loan Administrator, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12), the Lender or the Loan Administrator (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Subsidiary Loan Party shall make such deductions; and (iii) the Subsidiary

Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, each Subsidiary Loan Party agrees to pay all Other Taxes.

         (c) Each Subsidiary Loan Party indemnifies the Lender and the Loan Administrator for the full amount of Indemnified Taxes or Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by the Lender or the Loan Administrator (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such taxes or other taxes were correctly or legally asserted. Each payment required to be made by such Subsidiary Loan Party in respect of this indemnification shall be made to the loan administrator for the benefit of any party claiming such indemnification within thirty (30) days from the date the Subsidiary Loan Party receives written demand therefor from the Loan Administrator on behalf of itself as Loan Administrator or any the lender. If the Lender or the Loan Administrator receives a refund in respect of any taxes paid by any Subsidiary Borrower under this subsection (c), the Lender or the Loan Administrator as the case may be, shall as promptly as practicable (and in any event within ten (10) days of its receipt of such refund) promptly pay such Subsidiary Loan Party's share of such refund to such Subsidiary Loan Party.

         (d) On or prior to the date on which each Indemnified Party organized under the laws of a jurisdiction outside the United States becomes an Indemnified Party hereunder, such Indemnified Party shall provide the Subsidiary Borrowers with U.S. Internal Revenue Service form W8-ECI, W8-BEN, or W-IMY, as appropriate, or any successor form prescribed by the U.S. Internal Revenue Service, certifying that such Indemnified Party is fully exempt from United States withholding taxes with respect to all payments to be made to such Indemnified Party hereunder, or other documents satisfactory to the Subsidiary Borrowers indicating that all payments to be made to such Indemnified Party hereunder are fully exempt from such taxes. Thereafter and from time to time (but only so long as such Indemnified Party remains lawfully able to do so), each such Indemnified Party shall submit to the Subsidiary Borrowers such additional duly completed and signed copies of one or the other of such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by any Subsidiary Borrower to such Indemnified Party and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Indemnified Party pursuant to this Agreement or the Notes. Upon the request of the Subsidiary Borrowers from time to time, each Indemnified Party that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) shall submit to the Subsidiary Borrowers a certificate to the effect that it is such a United States person. If any Indemnified Party determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Subsidiary Borrowers any form or certificate that such Indemnified Party is obligated to submit pursuant to this subsection (d), or that such Indemnified Party is required to withdraw or cancel any such form or certificate previously submitted, such Indemnified Party shall promptly notify the Subsidiary Borrowers of such fact.

         (e) Any Indemnified Party claiming any additional amounts payable pursuant to this Section 2.12 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Indemnified Party, be otherwise disadvantageous to such Indemnified Party.

         (f) Without prejudice to the survival of any other agreement of the Subsidiary Borrowers hereunder, the agreements and obligations of the Subsidiary Borrowers and each Indemnified Party contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder and under the Notes.

         (g) Any other provision of this Agreement to the contrary notwithstanding, any amounts which are payable by the Subsidiary Borrowers under this Section 2.12 shall not be payable under Section 2.11.

         (h) At any time the EPC Credit Agreement or the EPC Refinancing Facility is in effect and the Lender is required pursuant to the terms thereof to pay any amount pursuant to provisions thereof providing for indemnities of certain parties related to Taxes or Other Taxes (as such terms may be defined thereunder), then each Subsidiary Borrower shall reimburse the Lender for its Borrower Share of such amount payable by EPC.

         Section 2.13. Conditions Precedent. The obligation of the Lender to make the Loans to the Subsidiary Borrowers is subject to the conditions precedent that the Closing Date under the EPC Credit Agreement shall have occurred and EPC shall have received the proceeds of the EPC Loan.

         Section 2.14 Post-Closing Items and Certificates. Within the time set forth on Schedule 2.14, the Subsidiary Loan Parties shall execute and deliver to the Loan Administrator each of the items listed on Schedule 2.14 ("Post-Closing Items"), together with such other documents as the Loan Administrator may reasonably request in connection with obtaining an Acceptable Security Interest on Collateral covered by Security Instruments which are Post-Closing Items. On and as of the date which is ten (10) days after the last date provided on
Schedule 2.14, each Subsidiary Loan Party shall deliver to the Loan Administrator a certificate executed by a Responsible Officer of such Subsidiary Loan Party certifying that each such Security Instrument delivered as a Post-Closing Item creates an Acceptable Security Interest in all Collateral purported to be covered thereby.

                                   ARTICLE III

                                   GUARANTEES

         Section 3.01 Guarantee Obligations.

         (a) Guarantees of Parent Guarantors. Each Parent Guarantor hereby guarantees to the Lender, the Loan Administrator, the Collateral Agent and their respective successors and assigns (the "Guaranteed Parties"), the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. Each Parent Guarantor hereby further agrees that if any Subsidiary Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Parent Guarantor will promptly pay the same to the Loan Administrator, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         (b) Guarantees of Subsidiary Borrowers. Each Subsidiary Borrower hereby guarantees to the Guaranteed Parties, and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations owing by any other Subsidiary Borrower strictly in accordance with the terms thereof (as such terms may be amended, waived or otherwise modified). Each Subsidiary Borrower hereby further agrees that if any other Subsidiary Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Subsidiary Borrower will promptly pay the same to the Loan Administrator, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         Section 3.02 Obligations Unconditional. The obligations of each Guarantor under this Article III are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any Subsidiary Loan Party under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Agreement that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

     (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

     (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted; or

     (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

         Section 3.03 Waivers. Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Guaranteed Parties exhaust any right, power or remedy or proceed against the Subsidiary Borrowers under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         Section 3.04 Reinstatement. The obligations of each Guarantor under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Subsidiary Loan Party in respect of any of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Lender and the Loan Administrator on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Lender or the Loan Administrator in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         Section 3.05 Subrogation. Each Guarantor hereby agrees for the benefit of the Guaranteed Parties and their respective successors and assigns that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of any obligations of the Guaranteed Parties under this Agreement, such Guarantor shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in this Article III, whether by subrogation or otherwise, against any Subsidiary Loan Party or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

         Section 3.06 Remedies. Each Guarantor agrees that, as between such Guarantor and the Guaranteed Parties, the obligations of the Subsidiary Borrowers under this Agreement may be declared to be forthwith due and payable as provided in Section 7.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 7.03) for purposes of such Guarantor's obligations under this Article III notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Subsidiary Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Subsidiary Borrowers) shall forthwith become due and payable by such Guarantor for purposes of this Article III.

         Section 3.07 Continuing Guarantee. The guarantee of each Guarantor in this Article III is a continuing guarantee, and (unless the guarantee of a Guarantor is expressly released by the Collateral Agent as contemplated in
Section 3.10) shall apply to all Guaranteed Obligations whenever arising.

         Section 3.08 Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this
Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes of this Section 3.08, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations, and (iii) "Pro Rata Share" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Borrower and the Guarantors hereunder and under the other Loan Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

         Section 3.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 3.01 would otherwise, taking into account the contribution provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Lender, the Loan Administrator or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

         Section 3.10 Release of Certain Guarantors. If either Raton or Vermejo are Disposed of pursuant to a Permitted Disposition, each of the Lender, the Subsidiary Loan Parties and the Loan Administrator agrees that the guarantee of such Guarantor and all other obligations of such Guarantor under this Article III shall automatically be terminated and released and be deemed to have been satisfied in full.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Each Subsidiary Loan Party represents and warrants to the Lender and the Loan Administrator as follows:

         Section 4.01 Existence; Subsidiaries. Each Subsidiary Loan Party is duly organized or formed, validly existing and in good standing under the laws of the State of Delaware, and is good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification and where the failure to be qualified could reasonably be expected to cause a Material Adverse Change. The only Subsidiaries of each Subsidiary Loan Party, after giving effect to all transactions contemplated to occur on the Closing Date following the funding of the Loans, are those listed on Schedule 4.01.

         Section 4.02 Power and Authority. The execution, delivery, and performance by each Subsidiary Loan Party and each of its Subsidiaries of each Loan Document to which such Person is a party and the consummation of the transactions contemplated hereby and thereby (a) are within such Subsidiary Loan Party's and its Subsidiaries' corporate or limited liability company or limited partnership powers, as applicable, (b) have been duly authorized by all necessary corporate or limited liability company or limited partnership action,
(c) do not contravene (i) such Subsidiary Loan Party's or any such Subsidiary's certificate or articles of incorporation, bylaws, limited liability company agreement or other similar governance documents or (ii) any law or any contractual restriction binding on or affecting such Subsidiary Loan Party or any such Subsidiary, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. The borrowing of the Loans hereunder and use of the proceeds of such Loans as contemplated herein and such Subsidiary Borrower's obligations in connection therewith will be within such Subsidiary Loan Party's corporate or limited liability company or limited partnership powers (as applicable), will have been duly authorized by all necessary corporate or limited liability company or limited partnership governing action, will not contravene (i) such Subsidiary Loan Party's organizational documents, or (ii) any law or any contractual restriction binding on or affecting such Subsidiary Loan Party, and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         Section 4.03 Authorization and Approvals. No consent, order, authorization, or approval or other action by, and no notice to or (except as contemplated in respect of filings or recordations in connection with the perfection of the Liens created by the Security Instruments) filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by any Subsidiary Loan Party or any of its Subsidiaries of this Agreement or the other Loan Documents to which any such Person is a party or the consummation of the transactions contemplated thereby, except those necessary to comply with laws, rules, regulations and orders required in the ordinary course to comply with ongoing obligations of such Subsidiary Loan Party to comply with laws as set forth in Section 5.01, and to preserve and maintain its existence as set forth in Section 5.03. At the time of the making of the Loans, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority by such Subsidiary Loan Party will be required for such Loans or the use of the proceeds of such Loans.

         Section 4.04 Enforceable Obligations. This Agreement and the other Loan Documents to which each Subsidiary Loan Party is a party have been duly executed and delivered by such Subsidiary Loan Party, and the Loan Documents to which each Subsidiary of such Subsidiary Loan Party is a party have been duly executed and delivered by such Subsidiaries. Each Loan Document to which such Subsidiary Loan Party or any of its Subsidiaries is a party is the legal, valid, and binding obligation of such Subsidiary Loan Party and each such Subsidiary which is a party to it enforceable against such Subsidiary Loan Party and each such Subsidiary in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity.

         Section 4.05 Financial Statements.

         (a) The Financial Statements are accurate and complete in all material respects and present fairly the financial condition of the Subsidiary Loan Parties covered thereby, in each case as of the date thereof and for the period specified therein in accordance with GAAP. As of the dates of such Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of any Subsidiary Loan Party or its Subsidiaries covered thereby, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP. All projections, estimates, and pro forma financial information furnished by such Subsidiary Loan Party to the Loan Administrator and the Lender prior to the Closing Date were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished. Since the date of the most recent Financial Statements, no event or circumstance that could reasonably be expected to cause a Material Adverse Change has occurred.

         (b) The Balance Sheet for each Subsidiary Borrower is accurate and complete in all material respects and presents fairly the financial condition of the Subsidiary Borrower covered thereby. As of the date of each such Balance Sheet, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of such Subsidiary Borrower or its Subsidiaries covered thereby, except as disclosed therein and adequate reserves for such items have been made on a combined basis in the Financial Statements in accordance with GAAP. All projections, estimates, and pro forma financial information furnished by each Subsidiary Borrower to the Loan Administrator and the Lender prior to the Closing Date were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished. Since the date of each Balance Sheet, no event or circumstance that could cause a Material Adverse Change has occurred.

         Section 4.06 True and Complete Disclosure. All factual information (excluding projections, estimates, and pro forma financial information) heretofore or contemporaneously furnished by or on behalf of such Subsidiary Loan Party or any of its Subsidiaries in writing to the Loan Administrator or the Lender for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of such Subsidiary Loan Party and its Subsidiaries in writing to the Loan Administrator and the Lender shall be, true and accurate in all material respects on the date as of which such information is dated or certified and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading at such time.

         Section 4.07 Litigation. Except as set forth in Schedule 4.07, there is no pending or, to the best knowledge of such Subsidiary Loan Party, threatened action or proceeding affecting such Subsidiary Loan Party or any of its Subsidiaries before any court, Governmental Authority or arbitrator which could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or any other Loan Document.

         Section 4.08 Use of Proceeds. The proceeds of the Loans will be used by the Subsidiary Borrowers for the purposes described in Section 5.10. No Subsidiary Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation
U). No proceeds of the Loan will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

         Section 4.09 Investment Company Act. Neither such Subsidiary Loan Party nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.10 Public Utility Holding Company Act. Neither such Subsidiary Loan Party nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.11 Taxes. Such Subsidiary Loan Party and each of its Subsidiaries have duly filed all tax returns required to be filed, and have duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to file or pay which, as applicable, could reasonably be expected to result in a Lien on any Collateral (other than Liens of the type described in clause (c) or (g) of the definition of Permitted Liens) or to cause a Material Adverse Change, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings by such Subsidiary Loan Party or the appropriate Subsidiary.

         Section 4.12 Pension Plans. All Plans are in compliance in all material respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. No Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits. None of such Subsidiary Loan Party nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability. As of the most recent valuation date applicable thereto, none of such Subsidiary Loan Party or any member of the Controlled Group would become subject to any liability under ERISA if such Subsidiary Loan Party or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, such Subsidiary Loan Party has no reason to believe that the annual cost during the term of this Agreement to such Subsidiary Loan Party or any member of the Controlled Group for post-retirement benefits to be provided to the current and former employees of such Subsidiary Loan Party or any member of the Controlled Group under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

         Section 4.13 Title to Property; Condition of Property; Casualties.

         (a) Each Parent Guarantor owns no Property other than Equity Interests in Subsidiary Loan Parties and has good and indefeasible title thereto. Each Subsidiary Borrower has good and indefeasible title to all of its Properties, free and clear of all Liens except Permitted Liens. The descriptions set forth on Schedule 4.13(a) of the quantum and nature of the interests of the Subsidiary Borrowers in and to the Collateral Oil and Gas Properties include the entire interests of such Subsidiary Borrowers in the Collateral Oil and Gas Properties and are complete and accurate in all material respects. Except as set forth on
Schedule 4.13(a), there are no "back-in" or "reversionary" interests held by third parties which could reduce the interests of any Subsidiary Borrower in the Collateral Oil and Gas Properties. No operating or other agreement to which any Subsidiary Borrower is a party or by which any Subsidiary Borrower is bound affecting any part of the Collateral Oil and Gas Properties requires any Subsidiary Borrower to bear any of the costs relating to the Collateral Oil and Gas Properties greater than the leasehold interest of such Subsidiary Borrower in such portion of the Collateral Oil and Gas Properties, except in the event such Subsidiary Borrower is obligated under an operating agreement to assume a portion of a defaulting party's share of costs.

         (b) All Burdens and taxes due under or with respect to the Collateral Oil and Gas Properties have been properly and timely paid except for Burdens or taxes that are being contested in good faith by appropriate proceedings (provided that termination, foreclosure, sale, or other similar proceedings shall not have been initiated) and such reserves as may be required by GAAP shall have been made therefor. All costs and expenses payable under the terms of the Leases have been properly and timely paid except for such costs and expenses as are being currently paid prior to delinquency in the ordinary course of business. All of the proceeds from the sale of Hydrocarbons produced from the Collateral Oil and Gas Properties are being properly and timely paid to the Subsidiary Borrower owning such Collateral Oil and Gas Properties by the purchasers or other remitters of production proceeds without suspense. Each Subsidiary Borrower's ownership of the Hydrocarbons and the undivided interests therein as specified on Schedule 4.13(a) will, after giving full effect to all Liens permitted hereby and after giving full effect to the agreements or instruments affecting the Collateral Oil and Gas Properties set forth in the Security Instruments and any other instruments or agreements affecting such Subsidiary Borrower's ownership of the Hydrocarbons, (i) afford such Subsidiary Borrower not less than the minimum interest in the gross production of Hydrocarbons from the Collateral Oil and Gas Properties described on Schedule 4.13(a) and (ii) cause such Subsidiary Borrower to bear not more than that proportionate share of the costs, expenses, and liabilities attributable to the ownership, development, and operation of the Collateral Oil and Gas Properties.

         (c) Except as set out on Schedule 4.13(b), there are no obligations in connection with any Oil and Gas Properties owned by any Subsidiary Borrower or under any material agreement to which any Subsidiary Borrower is a party or by which any Subsidiary Borrower is bound which requires the drilling of additional wells or operations to earn or to continue to retain or keep in full force and effect any Subsidiary Borrower's ownership of the Collateral Oil and Gas Properties, except for such obligations the failure to satisfy could not reasonably be expected to cause a Material Adverse Change.

         (d) All production and sales of Hydrocarbons produced or sold from the Collateral Oil and Gas Properties have been made in accordance with any applicable allowables (plus permitted tolerances) imposed by any Governmental Authority.

         (e) No Subsidiary Borrower has collected any proceeds from the sale of Hydrocarbons produced from the Collateral Oil and Gas Properties which are subject to any refund obligation.

         (f) On the Closing Date, the Properties used or to be used in the continuing operations of each Subsidiary Borrower and its Subsidiaries are in good repair, working order and condition (ordinary wear and tear excepted).

         (g) Since the date of the evaluation on which the most recent Independent Engineering Report was based, neither the business nor the Properties of the Subsidiary Loan Parties taken as a whole, have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, Permits, or concessions by a Governmental Authority, riot, terrorism, activities of armed forces, or acts of God or of any public enemy, except as otherwise disclosed to the Loan Administrator.

         (h) The Independent Engineering Reports delivered to the Lender and to the Loan Administrator in connection with the transactions described in this Agreement contained estimates of the Proven Reserves that were prepared in accordance with standard geological and engineering methods generally accepted in the oil and gas industry. The estimates of the Lease Operating Expenditures in each such Independent Engineering Report were reasonable and represented the historical experience of the Collateral Oil and Gas Properties as of the date of such Independent Engineering Report. The historical factual information supplied by the Subsidiary Loan Parties to the independent engineering firm in connection with the preparation of each Independent Engineering Report delivered to the Lender and to the Loan Administrator prior to the Closing Date was accurate and complete in all material respects as of the date of such Independent Engineering Report.

         Section 4.14 No Burdensome Restrictions. Neither such Subsidiary Loan Party nor any of its Subsidiaries is a party to any material agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which could reasonably be expected to cause a Material Adverse Change. Neither such Subsidiary Loan

Party nor any of its Subsidiaries (nor to the knowledge of such Subsidiary Loan Party, any other party), is in default under or with respect to any contract, agreement, lease, or other instrument to which such Subsidiary Loan Party or any Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Change.

         Section 4.15 Environmental Condition.

         (a) Permits, Etc. Except as set forth on Schedule 4.15, such Subsidiary Loan Party and its Subsidiaries (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) have at all times been and are in material compliance with all terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws; (iii) have not received notice of any material violation or alleged violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any actual or contingent Environmental Claim, except in each case described in this
Section 4.15(a), where such failure, noncompliance, notice or Environmental Claim could not reasonably be expected to cause a Material Adverse Change.

         (b) Certain Liabilities. Except as set forth on Schedule 4.15, to such Subsidiary Loan Party's actual knowledge, none of the present or previously owned or operated Property of such Subsidiary Loan Party or any of its Subsidiaries or of any of their former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by such Subsidiary Loan Party or any of its Subsidiaries, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

         (c) Certain Actions. Except as set forth on Schedule 4.15, without limiting the foregoing, (i) all necessary notices have been properly filed, and no further action is required, under current Environmental Law as to each Response or other restoration or remedial project undertaken by such Subsidiary Loan Party or any of its Subsidiaries or any of their former Subsidiaries on any of their presently or formerly owned or operated Property and (ii) the present and, to such Subsidiary Loan Party's best knowledge, future liability, if any, of such Subsidiary Loan Party and its Subsidiaries which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

         Section 4.16 Permits, Licences, Etc. Such Subsidiary Loan Party and its Subsidiaries possess all authorizations, Permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of their business. As of the Closing Date, such Subsidiary Loan Party has no patents, trademarks or copyrights except for the trademark on the name of EPC. Such Subsidiary Loan Party and its Subsidiaries manage and operate their business in all material respects in accordance with all applicable Legal Requirements and good industry practices, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

         Section 4.17 Gas Contracts. Neither such Subsidiary Loan Party nor any of its Subsidiaries, as of the date hereof, (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver Hydrocarbons produced from or allocated to any of such Subsidiary Loan Party's and its Subsidiaries' Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery, or (b) except as has been disclosed to the Loan Administrator, has produced gas in any material amount, subject to, and none of such Subsidiary Loan Party's and its Subsidiaries' Oil and Gas Properties is subject to, material balancing rights of third parties or subject to balancing duties under governmental requirements.

         Section 4.18 Leases, Etc. All Leases and agreements necessary for the conduct of business of such Subsidiary Loan Party and its Subsidiaries are valid and subsisting and in full force and effect and there exists no default or event of default (however defined) or circumstance which with the giving of notice or lapse of time or both would give rise to a default under any such leases or agreements, in any such case which could reasonably be expected to cause a Material Adverse Change.

         Section 4.19 Insurance. Each Subsidiary Borrower carries insurance as required under Section 5.02 of this Agreement.

         Section 4.20 Hedging Agreements. Except for EPPC, none of the Subsidiary Loan Parties or their Subsidiaries are party to any hedging agreement (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities). EPPC is not a party to any hedging agreement (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) that (a) is or may become subject to any margin requirements and
(b) is with a Person other than an Affiliate.

         Section 4.21 Material Agreements. Schedule 4.21 sets forth a complete and correct list of all material agreements, leases, purchase agreements, joint venture agreements, and other instruments in effect or to be in effect as of the date hereof, and such list correctly sets forth the names of the lessee and lessor with respect to the lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such lease obligation. Also set forth on Schedule 4.21 hereto is a complete and correct list of all material agreements and other instruments of such Subsidiary Loan Party and its Subsidiaries relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons, the termination of which could reasonably be expected to cause a Material Adverse Change with respect to such Subsidiary Loan Party. Such Subsidiary Loan Party has heretofore delivered to the Loan Administrator and the Lender a complete and correct copy of all such material agreements, purchase agreements, contracts, joint venture agreements, or other instruments, including any modifications or supplements thereto, as in effect on the date hereof.

Neither such Subsidiary Loan Party nor any of its Subsidiaries has received any notice of default under any material contract, agreement, lease, or other material instrument to which such Subsidiary Loan Party or any such Subsidiary is a party.

         Section 4.22 No Default. No Default has occurred and is continuing.

         Section 4.23 Affiliate Transactions. Schedule 4.23 sets forth each instrument, document or agreement to which any Subsidiary Loan Party is a party that is with or in favor of an Affiliate of such Subsidiary Loan Party and is in effect on the date of this Agreement, (i) that is material to the business of such Subsidiary Loan Party, (ii) that, if for a term of longer than three (3) months, is not cancelable on 90 days notice or less, and (iii) that relates to any arrangement having terms less favorable to such Subsidiary Loan Party than could have been obtained in a comparable arm's length transaction with a Person not an Affiliate of such Subsidiary Loan Party (each such agreement, whether or not listed on Schedule 4.23 a "Material Related Party Contract"). Copies of each Material Related Party Contract, as amended, have been provided to the Loan Administrator. Since the date of this Agreement, no amendment or other modification to any such Material Related Party Contract has been effected which could reasonably be expected to cause a Material Adverse Change.

         Section 4.24 Debt and Liens. After application of the proceeds of the Loans as contemplated herein and the transactions contemplated by the EPC Credit Agreement on the Closing Date, (a) no Parent Guarantor will have any Debt (other than under this Agreement, the other Loan Documents and the EPC Obligations Guaranty) and there will be no Liens on any of its Property (other than Liens described in clause (a), (c) or (g) of the definition of Permitted Liens), and
(b) no Subsidiary Loan Party or any of its Subsidiaries will have any Debt other than Debt permitted pursuant to Section 6.02, and there will be no Liens on its Property other than Permitted Liens.

         Section 4.25 Solvent. Before and after giving effect to the making of the Loans and the delivery of the guarantees and other agreements contemplated by this Agreement, each Subsidiary Loan Party is Solvent.

         Section 4.26 Cash Management and Accounts. Schedule 4.26 sets forth the location, account number, account bank and type of each account (whether a deposit account, a securities account, or a commodity account) maintained by each of EPPC and EPGOM with a financial institution acting as depositary bank, securities intermediary or commodity intermediary as of the date of this Agreement. Except as contemplated by the last sentence of Section 5.14, neither Raton nor Vermejo maintains any accounts separate from those described on such Schedule for EPPC, but the accounts listed for EPPC are used for the operations of Raton and Vermejo as consolidated Subsidiaries of EPPC. The primary operating accounts for each of EPPC and EPGOM into which its respective revenues from its business operations are paid (and in the case of the accounts for EPPC, into which the revenues from the business operations of Raton and Vermejo are paid) are identified on such schedule (collectively, herein referred to as their "Operating Accounts").

         Section 4.27 Tax Sharing Agreements. No Subsidiary Loan Party is a party to any tax sharing agreement.

         Section 4.28 Compliance with Laws. Each Subsidiary Loan Party is in compliance in all material respects with all Legal Requirements, including without limitation, Environmental Laws and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which such Subsidiary Loan Party or any of its Subsidiaries does business.



                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         So long as any amount under any Loan Document shall remain unpaid, each Subsidiary Loan Party agrees, unless the Lender and the Loan Administrator shall otherwise consent in writing, to comply with the following covenants.

         Section 5.01 Compliance with Laws, Etc. Each Subsidiary Loan Party shall comply, and cause each of its Subsidiaries to comply, in all material respects with all Legal Requirements. Without limiting the generality and coverage of the foregoing, such Subsidiary Loan Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which such Subsidiary Loan Party or any of its Subsidiaries do business; provided, however, that this Section 5.01 shall not prevent such Subsidiary Loan Party or any of its Subsidiaries from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings. Without limitation of the foregoing, such Subsidiary Loan Party shall, and shall cause each of its Subsidiaries to, (a) maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are necessary to the conduct of its business, except to the extent failure to do so could not reasonably be expected to cause a Material Adverse Change, and (b) obtain, as soon as practicable, all consents or approvals required from any states of the United States (or other Governmental Authorities) necessary to grant the Collateral Agent an Acceptable Security Interest in the Subsidiary Borrowers' respective Oil and Gas Properties, except to the extent such Oil and Gas Properties are Excluded Property.

         Section 5.02 Maintenance of Insurance.

         (a) Each Subsidiary Borrower shall, and shall cause each of its Subsidiaries to, procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance in form and amounts and issued by companies, associations or organizations reasonably satisfactory to the Collateral Agent and covering such casualties, risks, perils, liabilities and other hazards as set forth on Schedule 5.02. The policies reflected in
Schedule 5.02 are corporate policies maintained by a Subsidiary Borrower or EPC for the benefit of a Subsidiary Borrower and/or its Subsidiaries and/or its Properties or its Subsidiaries' Properties. In addition, each Subsidiary Borrower shall, and shall cause each of its Subsidiaries to, comply with all requirements regarding insurance contained in the Security Instruments.

         (b) The Subsidiary Loan Parties shall furnish the Collateral Agent with a certificate of insurance for each insurance coverage set forth in Schedule
5.02. All certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All policies of insurance shall provide for a waiver of subrogation in favor of the Collateral Agent. All general liability, automobile liability, excess liability and property insurance policies (other than those issued by Oil Insurance, Ltd. or sEnergy Insurance, Ltd., as described in the next sentence) shall either have attached thereto a "lender's loss payable endorsement" for the benefit of the Collateral Agent, as loss payee in form reasonably satisfactory to the Collateral Agent, or shall include the Collateral Agent as an additional insured. The property and excess property/business interruption policies issued by Oil Insurance, Ltd. and sEnergy Insurance, Ltd., respectively, as identified on Schedule 5.02 will provide the Collateral Agent with a pay to order endorsement in a form consistent with their existing practices. All such policies will not be canceled, allowed to lapse without renewal, surrendered or amended (which provision shall include any reduction in the scope or limits of coverage) without at least thirty (30) days' prior written notice to the Collateral Agent.

         (c) In the event that, notwithstanding the requirements of this Section 5.02, the proceeds of any property and excess property/business interruption policies are paid to such Subsidiary Loan Party or a Subsidiary of such Subsidiary Loan Party, subject to the right to retain certain Insurance Proceeds that is described in the definition of Extraordinary Receipt, such Subsidiary Loan Party shall deliver, and shall cause such Subsidiary to deliver, such proceeds to the Collateral Agent immediately upon receipt.

         Section 5.03 Preservation of Corporate Existence, Etc. Except as provided for in Section 5.15 or as otherwise permitted pursuant to Section 6.04, each Subsidiary Loan Party shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate or limited liability company or partnership, as applicable, existence, rights, franchises, and privileges in the jurisdiction of its incorporation or organization, as applicable, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary for the conduct of its business and operations or the ownership of its Properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.

         Section 5.04 Payment of Taxes, Etc. Each Subsidiary Loan Party shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto, and (b) all lawful claims that are material in amount which, if unpaid, would by law become a Lien upon its Property; provided, however, that neither such Subsidiary Loan Party nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

         Section 5.05 Visitation Rights. At any reasonable time and from time to time, upon reasonable notice, each Subsidiary Loan Party shall, and shall cause its Subsidiaries to, permit the Loan Administrator and the Lender or any of their respective agents or representatives thereof at their own risk, to (a) examine and make copies of and abstracts from the records and books of account of, and visit and inspect at their reasonable discretion the Properties of, such Subsidiary Loan Party and any such Subsidiary, and (b) discuss the affairs, finances and accounts of such Subsidiary Loan Party and any such Subsidiary with any of their respective officers or directors.

         Section 5.06 Reporting Requirements. Each Subsidiary Loan Party shall furnish to the Loan Administrator and the Lender:

         (a) Annual Financials. As soon as publicly available and in any event within 120 days after the end of each fiscal year of EPPH, a copy of the annual report for such year for EPPH and its consolidated Subsidiaries, including each of EPPC and its consolidated Subsidiaries and EPGOM and its consolidated Subsidiaries, in each case containing financial statements for such year reported on by PricewaterhouseCoopers LLP or other nationally recognized independent public accountants accompanied by a report signed by said accountants stating that such financial statements have been prepared in accordance with GAAP. In addition, at the time of each financial statement delivered pursuant to this Section 5.06(a), EPPH shall deliver to the Lender and the Loan Administrator a report duly certified by the chief executive officer or chief financial officer detailing all capital expenditures made by the Subsidiary Borrowers during such fiscal year on a combined basis (including the aggregate amount of exploration capital expenditures and development capital expenditures);

         (b) Quarterly Financials. As soon as publicly available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of EPPH, a consolidated balance sheet of EPPH and its consolidated Subsidiaries, including each of EPPC and its consolidated Subsidiaries and EPGOM and its consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income and cash flows thereof, in each case for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified (subject to normal year-end adjustments) as being fairly stated in all material respects by the chief financial officer, controller or treasurer of EPPH and accompanied by a certificate of such officer stating (i) whether or not such officer has knowledge of the occurrence of any Event of Default that is continuing or of any event not theretofore remedied that with notice or lapse of time or both would constitute an Event of Default and, if so, stating in reasonable detail the facts with respect thereto. In addition, at the time of each financial statement delivered pursuant to this
Section 5.06(b), EPPH shall deliver to the Lender and the Loan Administrator a report duly certified by the chief executive officer or chief financial officer detailing all capital expenditures made by the Subsidiary Borrowers during such fiscal quarter on a combined basis (including the aggregate amount of exploration capital expenditures and development capital expenditures);

         (c) Oil and Gas Reserve Reports. Each Subsidiary Borrower shall deliver to the Loan Administrator and the Lender:

                  (i) As soon as available but in any event as required pursuant to Section 2.02, the Independent Engineering Reports described in Section 2.02.

                  (ii) Such other information, including all engineering and geotechnical data, studies and evaluations made available to any Subsidiary Loan Party or any of its Subsidiaries or in any of their possession, as may be reasonably requested by the Loan Administrator with respect to the Collateral Oil and Gas Properties included or to be included in the Borrowing Base.

                  (iii) With the delivery of each Independent Engineering Report, a certificate from a Responsible Officer of such Subsidiary Loan Party certifying that, to the best of his knowledge and in all material respects: (a) the information contained in the Independent Engineering Report and any other information delivered in connection therewith is true and correct in all material respects, (b) such Subsidiary Loan Party owns good and defensible title to the Collateral Oil and Gas Properties evaluated in such Independent Engineering Report and such Properties are free of all Liens except for Permitted Liens, (c) as of the date of the evaluation of the Collateral Oil and Gas Properties included in such Independent Engineering Report, except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Collateral Oil and Gas Properties evaluated in such Independent Engineering Report which would require such Subsidiary Loan Party to deliver Hydrocarbons produced from such Collateral Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (d) none of its Collateral Oil and Gas Properties have been sold since the date of the last determination of the Borrowing Base except as set forth on an exhibit to the certificate, which certificate shall list all of its Collateral Oil and Gas Properties sold and in such detail as reasonably required by the Loan Administrator, (e) attached to the certificate is a list of its Collateral Oil and Gas Properties added to and deleted from the immediately prior Independent Engineering Report and a list showing any change in working interest or net revenue interest in its Collateral Oil and Gas Properties occurring and the reason for such change, (f) attached to the certificate is a list of all Persons disbursing proceeds to such Subsidiary Loan Party from its Collateral Oil and Gas Properties and (g) except as set forth on a schedule attached to the certificate, all of the Collateral Oil and Gas Properties evaluated by such Independent Engineering Report are pledged as Collateral for the Subsidiary Secured Obligations;

         (d) Production Reports. Each Subsidiary Borrower shall deliver to the Loan Administrator as soon as available and in any event within thirty (30) days after the end of March 2003 and each calendar month thereafter, a report certified by a Responsible Officer of such Subsidiary Loan Party in a form substantially similar to the form submitted to the Loan Administrator in connection with the closing provided for herein covering each of the Oil and Gas Properties of such Subsidiary Loan Party and its Subsidiaries and detailing on a monthly basis (i) the information as reflected in the report delivered to the Loan Administrator prior to the Closing Date, (ii) any sales of such Subsidiary Loan Party's or any Subsidiaries' Oil and Gas Properties during each such month, and (iii) such other information as is reasonably requested by the Loan Administrator. The initial report delivered pursuant to this Section shall also include the production data in the prescribed form for all production periods arising after the periods covered by the current Independent Engineering Report;

         (e) Defaults. Each Subsidiary Loan Party shall deliver to the Loan Administrator and the Lender, as soon as possible and in any event within five
(5) Business Days after such Subsidiary Loan Party's knowledge of the occurrence of any Default, a statement of a

Responsible Officer of such Subsidiary Loan Party setting forth the details of such Default and the actions which such Subsidiary Loan Party has taken and proposes to take with respect thereto;

         (f) Termination Events. Each Subsidiary Loan Party shall deliver to the Loan Administrator and the Lender, as soon as possible and in any event (i) within thirty (30) days after such Subsidiary Loan Party or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within ten (10) days after such Subsidiary Loan Party or any of its Affiliates knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of such Subsidiary Loan Party describing such Termination Event and the action, if any, which such Subsidiary Loan Party or such Affiliate proposes to take with respect thereto;

         (g) Termination of Plans. Each Subsidiary Loan Party shall deliver to the Loan Administrator and the Lender, promptly and in any event within two Business Days after receipt thereof by such Subsidiary Loan Party or any member of the Controlled Group from the PBGC, copies of each notice received by such Subsidiary Loan Party or any such member of the Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

         (h) Other ERISA Notices. Each Subsidiary Loan Party shall deliver to the Loan Administrator and the Lender, promptly and in any event within five Business Days after receipt thereof by such Subsidiary Loan Party or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by such Subsidiary Loan Party or any member of the Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

         (i) Environmental Notices. Each Subsidiary Loan Party shall deliver to the Loan Administrator and the Lender, promptly upon the receipt thereof by such Subsidiary Loan Party or any of its Subsidiaries, a copy of any form of material request, notice, summons or citation received from the U.S. Environmental Protection Agency, or any other Governmental Authority, concerning (i) material violations or alleged material violations of Environmental Laws, which seeks to impose a material liability therefor, (ii) any action or omission on the part of such Subsidiary Loan Party or any Subsidiary or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of material liability therefor, including without limitation any information request or notice of potential responsibility under CERCLA, or (iii) the filing of a Lien upon, against or in connection with such Subsidiary Loan Party or any of its Subsidiaries or their former Subsidiaries, or any of their leased or owned Property, wherever located as a result of an Environmental Claim;

         (j) Other Governmental Notices. Each Subsidiary Loan Party shall deliver to the Loan Administrator and the Lender, promptly and in any event within five Business Days after receipt thereof by such Subsidiary Loan Party or any of its Subsidiaries, a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any contract, license, or agreement with any Governmental Authority, the effect of which could reasonably be expected to cause a Material Adverse Change;

         (k) Material Changes. Each Subsidiary Loan Party shall deliver to the Loan Administrator and the Lender, prompt written notice of any condition or event of which such Subsidiary Loan Party has knowledge, which condition or event has resulted or may reasonably be expected to result in (i) a Material Adverse Change or (ii) a breach of or noncompliance with any material term, condition, or covenant of any contract to which such Subsidiary Loan Party or any of its Subsidiaries is a party or by which they or their Properties may be bound, the effect of which could reasonably be expected to cause a Material Adverse Change;

         (l) Disputes, Etc. Each Subsidiary Loan Party shall deliver to the Loan Administrator and the Lender prompt written notice of any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of such Subsidiary Loan Party threatened, affecting such Subsidiary Loan Party, or any of its Subsidiaries which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which such Subsidiary Loan Party or any of its Subsidiaries has knowledge resulting in or reasonably considered to be likely to result in a strike against such Subsidiary Loan Party or any of its Subsidiaries;

         (m) Other Accounting Reports. Each Subsidiary Loan Party shall deliver to the Loan Administrator and the Lender, promptly upon receipt thereof, a copy of each other report or letter submitted to such Subsidiary Loan Party or any of its Subsidiaries by any independent accountants in connection with any annual, interim or special audit made by them of the books of such Subsidiary Loan Party and its Subsidiaries, and a copy of any response by such Subsidiary Loan Party or any of its Subsidiaries, or the Board of Directors of such Subsidiary Loan Party or any Subsidiary of such Subsidiary Loan Party, to such letter or report;

         (n) Operating Budget. Each Subsidiary Borrower shall deliver to the Loan Administrator and the Lender, (i) as soon as available and in any event no later than thirty (30) days prior to the beginning of each calendar year (A) an Operating Budget for each Subsidiary Borrower for the 12-month period beginning on the first day of such calendar year, and (B) a certificate of a Responsible Officer of each such Subsidiary Borrower, which certificate shall state that such Operating Budgets were prepared in good faith and based on reasonable assumptions regarding the Subsidiary Borrowers' respective projected requirements for such period, and (ii) as soon as available and in any event no later than June 1 of each calendar year (A) an Operating Budget for each Subsidiary Borrower with updated projections for the six-month period beginning on July 1 of such calendar year and a comparison of the actual versus budgeted projections for the immediately preceding six-month period, and (B) a certificate of a Responsible Officer of each such Subsidiary Borrower, which certificate shall state that such Operating Budgets were prepared in good faith and based on reasonable assumptions regarding the Subsidiary Borrowers' respective projected requirements for such period; and

         (o) Other Information. Such other information respecting the business or Properties, or the financial condition or operations, financial or otherwise, of such Subsidiary Loan Party or any of its Subsidiaries, as the Lender or the Loan Administrator may from time to time reasonably request. The Loan Administrator agrees to provide the Lender with copies of any material notices and information delivered solely to the Loan Administrator pursuant to the terms of this Agreement.

         Section 5.07 Maintenance of Property.

         (a) Each Subsidiary Loan Party shall, and shall cause each of its Subsidiaries to, (i) maintain, develop and protect their owned, leased, or operated Property in a good and workmanlike manner as a prudent operator would in accordance with generally accepted practices applicable to oil and gas leases and contracts, and in accordance in all material respects with all applicable Federal, state and local laws, rules and regulations; and (ii) abstain from knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities; provided, however, that the Subsidiary Loan Parties and their respective Subsidiaries (x) shall not be required to perpetuate or renew any Lease by payment of delay rentals, (y) may abandon or release any Lease that, in the opinion of such Subsidiary Loan Party or such Subsidiary, as the case may be, is uneconomic or (z) may pool and unitize Leases with third-party Leases.

         (b) Each Subsidiary Loan Party shall, and shall cause each of its Subsidiaries to, promptly pay or cause to be paid when due and owing (i) all Burdens payable in respect of the Collateral Oil and Gas Properties; and (ii) all material expenses incurred in or arising from the operation or development of the Collateral Oil and Gas Properties, in each case described in this clause
(b), the nonpayment of which could reasonably be expected to cause a Material Adverse Change.

         Section 5.08 Agreement to Pledge. Each Subsidiary Loan Party shall, and shall cause each of its Subsidiaries to, grant to the Collateral Agent an Acceptable Security Interest in all Property of such Subsidiary Loan Party or any of its Subsidiaries (other than Excluded Property or Property for which a release of Lien has been effected or is required to be effected in accordance with the terms of this Agreement, including without limitation pursuant to Sections 2.08 and 2.09) now owned or hereafter acquired promptly after receipt of a written request from the Collateral Agent.

         Section 5.09 Development of the Properties. The Subsidiary Borrowers shall reasonably execute, and carry out, with respect to the Collateral Oil and Gas Properties the then current planned development as is reflected in the most current Operating Budget in the effort to timely and efficiently convert Proved Undeveloped Reserves and Proved Developed Non-Producing Reserves to Proved Developed Producing Reserves.

         Section 5.10 Use of Proceeds. Each Subsidiary Loan Party shall cause the proceeds of the Loans to the Subsidiary Borrowers to be used on the Closing Date as follows: (a) Vermejo shall use the proceeds of its Loan to make a dividend to Raton, (b) Raton shall use the proceeds of its Loan, together with the dividends received from Vermejo, to make a dividend to EPPC, (c) EPPC shall use the proceeds of its Loan, together with the dividends received from Raton, to make a dividend to repay obligations owing to Sabine River Investors VII LLC and Sabine River Investors VIII LLC, and (d) EPGOM shall used the proceeds of its Loan to make a dividend to

Sabine VI. EPPH shall cause each of the Sabine Entities to repay or retire in full the Red River Transaction (as defined in the EPC Credit Agreement), and after the repayment or retirement in full of the Red River Transaction, EPPH may make a dividend to EPC in the amount of any excess cash proceeds.

         Section 5.11 Title Opinions. Such Subsidiary Borrower shall (i) as provided for on Schedule 2.14 and (ii) from time to time upon the reasonable request of the Collateral Agent, take such commercially reasonable actions and execute and deliver such documents and instruments as the Collateral Agent shall require to ensure that the Collateral Agent shall, at all times after the expiration of the time periods set out on Schedule 2.14, have received satisfactory title opinions (including, as set out on Schedule 2.14 or if otherwise requested, supplemental or new title opinions addressed to it), which title opinions shall be in form and substance reasonably acceptable to the Collateral Agent in its sole discretion and shall include opinions confirming
(w) the ownership of applicable Collateral Oil and Gas Properties by such Subsidiary Borrower, (x) the before payout and after payout ownership interests held by such Subsidiary Borrower for all wells located on the applicable Collateral Oil and Gas Properties covered thereby, (y) that the Collateral Agent has an Acceptable Security Interest in such Oil and Gas Properties of such Subsidiary Borrower, and (z) such other matters as the Collateral Agent may request, which opinions shall cover Oil and Gas Properties constituting at least 80% of the present value of the Proven Reserves of such Subsidiary Borrower and at least 80% of the present value of the Proved Developed Producing Reserves of such Subsidiary Borrower as determined by the Collateral Agent.

         Section 5.12 Further Assurances; Cure of Title Defects. Such Subsidiary Loan Party shall and shall cause each of its Subsidiaries to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. Such Subsidiary Loan Party hereby authorizes the Lender or the Collateral Agent to file any financing statements without the signature of such Subsidiary Loan Party to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under any of the Loan Documents. Such Subsidiary Loan Party at its expense will and will cause each of its Subsidiaries to promptly execute and deliver to the Collateral Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of such Subsidiary Loan Party or any such Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith. Within 45 days after a request by the Collateral Agent or the Lender to cure any title defects or exceptions (a) which are not Permitted Liens or (b) which are reflected on the title opinions delivered pursuant to Section 5.11, such Subsidiary Loan Party shall (i) cure such title defects or exceptions which are not Permitted Liens or substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Permitted Liens covering Collateral of an equivalent value and (ii) deliver to the Collateral Agent satisfactory title evidence (including supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to the Collateral Agent in its reasonable business judgment as to such Subsidiary Loan Party's and its Subsidiaries' ownership





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

of such Oil and Gas Properties and the Collateral Agent's Liens and security interests therein as are required to maintain compliance with this Section 5.12. If within such 45 day period such Subsidiary Loan Party satisfies both clause
(i) and clause (ii) set forth above, then no Default shall have occurred as a result of such title defect or exception.

         Section 5.13 Trade Payables. Each Subsidiary Borrower shall, and shall cause each Subsidiary to (a) within ninety (90) days after the same becomes due (or, with respect to any vendor or other account debtor, within such longer period as is acceptable to such vendor or other account debtor) pay all trade payables owed by it other than such trade payables that are being contested in good faith by appropriate proceedings, and (b) maintain appropriate accruals and reserves for all trade payables in accordance with GAAP.

         Section 5.14 Operating Accounts. Each of EPPC and EPGOM shall maintain each of the accounts described on Schedule 4.26 as an Operating Account subject to an Account Control Agreement, and each of EPPC and EPGOM agrees to deposit therein all of its revenues (including revenues received in connection with or attributable to its Collateral Oil and Gas Properties). Each of Raton and Vermejo agrees to not establish any separate accounts for collection of its revenues other than the Operating Accounts of EPPC, and each agrees to deposit in one of the EPPC Operating Accounts all of its revenues (including revenues received in connection with or attributable to its Collateral Oil and Gas Properties). Prior to the occurrence and continuance of an Event of Default, each of EPPC and EPGOM may make withdrawals from its respective Operating Account to pay its (or in the case of EPPC, Raton's or Vermejo's) operating costs and expenses, capital expenditures, debt service and for any other purpose consistent with the terms of this Agreement and permitted by law. After the occurrence and continuance of an Event of Default, the Collateral Agent may in its sole discretion retain all amounts deposited in such Operating Accounts or transfer such amounts to EPPC or EGGOM's Cash Collateral Account, in each case to be retained by the Collateral Agent as collateral for the Subsidiary Secured Obligations. Neither the Collateral Agent nor the Lender waives or relinquishes any of its rights or interests arising under the Loan Documents by permitting any Subsidiary Borrower to collect and deposit the proceeds of sales of Hydrocarbons attributable to Subsidiary Borrower's Collateral Oil and Gas Properties as herein described. Notwithstanding anything in this Section 5.14 to the contrary, each Subsidiary Loan Party shall be permitted to maintain checking disbursement accounts for payment of its daily expenses provided that such accounts do not consolidate on a daily basis with the principal operating accounts of any EPC affiliate, and such checking disbursement accounts shall not be required to be subject to an Account Control Agreement.

         Section 5.15 Transfer of Noric Holdings I, L.L.C. The Subsidiary Loan Parties shall (i) use their commercially reasonable efforts to obtain as promptly as reasonably possible the necessary third party consents required to permit the transfer of all Equity Interests of Noric Holdings I, L.L.C. and its Subsidiaries held by EPPC and Raton from EPPC and Raton to an Affiliate of the Lender other than any Subsidiary Loan Party or any of their Subsidiaries; and
(ii) immediately after obtaining all required consents, transfer such Equity Interests to the designated Affiliate.






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


                                   ARTICLE VI

                               NEGATIVE COVENANTS

         So long as any amount under any Loan Document shall remain unpaid, each Subsidiary Loan Party agrees, unless the Lender and the Loan Administrator shall otherwise consent in writing, to comply with the following covenants.

         Section 6.01 Liens, Etc. Each Subsidiary Loan Party shall not create, assume, incur, or suffer to exist, or permit any of its Subsidiaries to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that (a) each Parent Guarantor may create, incur, assume, and suffer to exist Permitted Liens described in clauses (a) and (c) of the definition of Permitted Liens, and (b) each Subsidiary Borrower and its Subsidiaries may create, incur, assume, and suffer to exist Permitted Liens or contracts to effect a Permitted Disposition.

         Section 6.02 Debt. Each Subsidiary Loan Party shall not, and shall not permit any of its Subsidiaries to, create, assume or suffer to exist any Debt other than Debt described on Schedule 6.02 that is to be paid off or otherwise satisfied or terminated as of the Closing Date, and other than:

         (a) Debt of such Subsidiary Loan Party under the Loan Documents and under the EPC Obligations Guaranty and, if the EPC Obligations are assumed by EPPH as contemplated by Section 9.11 of the EPC Credit Agreement, Debt of EPPH in respect of the EPC Obligations;

         (b) Debt of any Subsidiary Borrower in the form of obligations for the deferred purchase price of Property or services incurred in the ordinary course of business which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established;

         (c) Debt of any Subsidiary Borrower under Capital Leases not to exceed $100,000 in the aggregate;

         (d) Debt of any Subsidiary Borrower consisting of sureties or bonds provided to any Governmental Authority or other Person and (i) assuring payment of contingent liabilities of such Subsidiary Loan Party in connection with the operation of the Oil and Gas Properties, including without limitation with respect to plugging, facility removal and abandonment of its Oil and Gas Properties, or (ii) otherwise incurred in the ordinary course of business;

         (e) Subordinated Intercompany Debt; and

         (f) Hedging Obligations of EPPC existing on the date of this Agreement.

         Section 6.03 Agreements Restricting Liens or Restricted Payments. Each Subsidiary Loan Party shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to







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

secure the Subsidiary Secured Obligations, or restricts any Subsidiary of any Subsidiary Loan Party from paying Restricted Payments to such Subsidiary Loan Party, or which requires the consent of or notice to other Persons in connection therewith; provided that with respect to any permitted purchase money Debt or permitted Capital Lease obligations, such Subsidiary Loan Party may have such restrictions applicable to the Property acquired or leased in connection therewith and any proceeds thereof.

         Section 6.04 Merger or Consolidation. Each Subsidiary Loan Party shall not, and shall not permit any of its Subsidiaries to merge or consolidate with or into any other Person, provided that, Sabine VII and VIII shall be permitted to merge or consolidate into Sabine IX, and any Subsidiary Borrower shall be permitted to merge or consolidate with any other Subsidiary Borrower; provided that in each case (i) before and after giving effect to such merger or consolidation, no Default has occurred and is continuing, and (ii) the Subsidiary Loan Parties have taken all necessary actions to ensure that the Collateral Agent continues to have an Acceptable Security Interest in all Collateral associated with the Subsidiary Loan Party subject to any such permitted merger or consolidation.

         Section 6.05 Dispositions. Each Subsidiary Loan Party shall not, and shall not permit any of its Subsidiaries to, (a) Dispose of any of its Equity Interests in Sabine IX or EPPC, or Dispose of any of its other Property (other than Permitted Dispositions and Dispositions of Property not constituting Collateral and which is not required to be subject to an Acceptable Security Interest, subject to satisfaction of any mandatory prepayment required pursuant to Section 2.04, or arrangements being made in respect thereof satisfactory to the Loan Administrator); and (b) except in the case of Dispositions described in clause (i) or (iii) of the definition of Permitted Dispositions, make any Permitted Disposition unless no Default has occurred and is continuing at the time of any such Disposition or would exist after giving effect to such Disposition and application of the proceeds thereof.

         Section 6.06 Restricted Payments. Each Subsidiary Loan Party shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payments other than as contemplated under Section 5.10 on the Closing Date; provided however, that during the one-year period following the Closing Date: (a) any Subsidiary Loan Party other than EPPH may make Restricted Payments to EPPH or any other Subsidiary Loan Party if no Default has occurred and is continuing (or would occur after giving effect thereto), and (b) any Subsidiary Loan Party may make Restricted Payments as described in clause (d) of the definition of Restricted Payments, and EPPH may make Restricted Payments in the form of cash distributions or cash dividends intended to be ultimately received by EPC if, in each case (i) no Default has occurred and is continuing (or would occur after giving effect thereto), and (ii) EPPH has confirmed to the satisfaction of the Loan Administrator prior to making any such Restricted Payment that the amount of such Restricted Payment and all other Restricted Payments declared or made by any Subsidiary Loan Party or by EPPH described in this clause (b) during the then current fiscal quarter of EPPH would not exceed the Free Cash Flow Amount (as hereinafter defined) determined as the date of the proposed Restricted Payment (the "Free Cash Flow Determination Date"). For purposes of this Section 6.06:

                  "Free Cash Flow Amount" means, as of any Free Cash Flow Determination Date, an amount equal to (i) the Consolidated Cash Flow for the fiscal quarter ending immediately prior to such Free Cash Flow Determination Date, less (ii) capital expenditures actually made during such fiscal quarter, less
         (iii) Required Reserves determined as of such Free Cash Flow Determination Date.

                  "Consolidated Cash Flow" means, for any fiscal quarter of EPPH, calculated for EPPH and its consolidated Subsidiaries (but excluding any direct or indirect Subsidiaries of EPPC that were Disposed of during any period prior to the Closing Date, and excluding Noric Holdings I, L.L.C. and its Subsidiaries), the sum of (i) net income, plus (ii) depreciation, plus (iii) non-cash charges, plus or minus (iv) any changes in working capital.

                  "Required Reserves" means, as of any Free Cash Flow Determination Date, an amount of cash reserves equal to the aggregate amount of interest on the outstanding principal amount of the Loans of all Subsidiary Borrowers that is estimated to accrue for the period commencing on such Free Cash Flow Determination Date and ending on the last day of the calendar month next following such Free Cash Flow Determination Date.

         Section 6.07 Affiliate Transactions. Each Subsidiary Loan Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates unless such transaction or series of transactions is (a) on terms no less favorable to such Subsidiary Loan Party or the Subsidiary, as applicable, than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate, and (b) if a material transaction, terminable upon no more than 90 days' notice by such Subsidiary Loan Party which is party thereto.

         Section 6.08 Compliance with ERISA. Each Subsidiary Loan Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly,
(a) engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which such Subsidiary Loan Party, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to such Subsidiary Loan Party, any Subsidiary or any ERISA Affiliate to the PBGC; (c) fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, such Subsidiary Loan Party, such Subsidiary or any ERISA Affiliate is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities (as "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA) under any Plan maintained by such Subsidiary Loan Party, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an





                                       62
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obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;
(g) acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to such Subsidiary Loan Party, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to,
(1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (i) contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; (j) amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that such Subsidiary Loan Party, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code; or (k) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the reasonable opinion of the Loan Administrator) risk of such a termination by the PBGC of any Plan.

         Section 6.09 Sale-and-Leaseback. Each Subsidiary Loan Party shall not, nor shall it permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter such Subsidiary Loan Party or a Subsidiary shall lease as lessee such property or any part thereof or other Property which such Subsidiary Loan Party or a Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.

         Section 6.10 Change of Business. Each Subsidiary Loan Party shall not, nor shall it permit any of its Subsidiaries to, engage in any business or make any material change in the character of its business if, as a result, the general nature of the business which would then be engaged in by such Subsidiary Loan Party or any of its Subsidiaries would be substantially changed from the general nature of the business engaged in by such Subsidiary Loan Party and its Subsidiaries on the date of this Agreement.

         Section 6.11 Organizational Documents, Name Change. Each Subsidiary Loan Party shall not, nor shall it permit any of its Subsidiaries to, amend, supplement, modify or restate their articles or certificate of incorporation and bylaws or other equivalent organizational documents if such amendment, supplement, modification or restatement would include any provisions that could reasonably be expected to adversely affect the Lender's or the Loan Administrator's rights under the Loan Documents or, in the case of any Parent Guarantor, if it would permit such Parent Guarantor to conduct any business other than holding the Equity Interests held as of the Closing Date by such Parent Guarantor, entering into the Loan Documents to which it is a party or any activity incidental thereto. Such Subsidiary Loan Party shall not, nor shall it permit any of its





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Subsidiaries to, change their name without giving the Loan Administrator reasonable notice thereof.

         Section 6.12 Bank Deposit and Other Accounts. Each Subsidiary Loan Party shall not maintain any bank deposit, securities account, or commodities account other than, in the case of EPPC and EPGOM, the Operating Accounts described on Schedule 4.26, and any other bank or securities account subject to an Account Control Agreement, unless otherwise approved by the Collateral Agent in its sole discretion.

         Section 6.13 Use of Proceeds. Each Subsidiary Loan Party will not permit the proceeds of its Loan to be used for any purpose other than those permitted by Section 5.10. Such Subsidiary Loan Party will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). Neither such Subsidiary Loan Party nor any Person acting on behalf of such Subsidiary Loan Party has taken or shall take, nor permit any Subsidiary of such Subsidiary Loan Party to take, any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of any Loan to purchase or carry any margin stock in violation of Regulation T, U or X.

         Section 6.14 Investments. Each Subsidiary Loan Party shall not, and shall not permit any of its Subsidiaries to, make or permit to exist any Investment, or form any new Subsidiary, except any that each Subsidiary Loan Party may make Permitted Investments.

         Section 6.15 Gas Imbalances, Take-or-Pay or Other Prepayments. Each Subsidiary Borrower shall not, nor shall it permit any of its Subsidiaries to, allow material gas imbalances, take-or-pay or other prepayments with respect to the Collateral Oil and Gas Properties of such Subsidiary Borrower or any Subsidiary which would require such Subsidiary Borrower or any Subsidiary to deliver any of their respective Hydrocarbons produced from such Collateral Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

         Section 6.16 Payment of Consolidated Taxes. No Subsidiary Loan Party shall pay consolidated income taxes to the extent such taxes exceed such Subsidiary Loan Party's independent income tax liability (in the aggregate with its consolidated subsidiaries), other than in accordance with any tax sharing agreement or arrangement that is reasonably satisfactory to the Loan Administrator.

         Section 6.17 Issuance of Equity. Each Subsidiary Loan Party shall not issue any capital stock or other Equity Interests in such Subsidiary Loan Party, and shall not issue any securities exchangeable into capital stock or other equity interests in such Subsidiary Loan Party, provided this Section 6.17 shall not be construed to limit the making of any Permitted Investment permitted to be made under Section 6.14.





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                                   ARTICLE VII

                           EVENTS OF DEFAULT; REMEDIES

         Section 7.01 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under any Loan Document:

         (a) Payment. Any Subsidiary Loan Party shall fail to pay when due any principal, interest, fees, reimbursements, indemnifications, or other amounts payable hereunder, under the Notes, or under any other Loan Document, and in the case of nonpayment of any amount other than principal of the Loans, such failure to pay such amount has continued for more than three (3) Business Days after the date on which such amount was due;

         (b) Representation and Warranties. Any representation or warranty made or deemed to be made by any Subsidiary Loan Party in this Agreement or in any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed to be made;

         (c) Covenant Breaches. Any Subsidiary Loan Party shall (i) fail to perform or observe any covenant contained in Section 5.02(a), 5.03, 5.06(e),
(f), (i), (k), 5.12, 5.14 or Article VI of this Agreement or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for thirty (30) days after such Subsidiary Loan Party receives notice, or obtains knowledge, of the occurrence of such breach or failure;

         (d) Cross-Defaults. (i) Any Subsidiary Loan Party shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $5,000,000 individually or when aggregated with all such Debt of the Subsidiary Loan Parties so in default (but excluding Debt under the Loan Documents and the EPC Obligations Guaranty) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall (x) continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt and (y) not be waived; or (ii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (e) Insolvency. Any Subsidiary Loan Party or its Subsidiaries (i) shall generally not pay its debts as such debts become due, or (ii) shall admit in writing its inability to pay its debts generally, or (iii) shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Subsidiary Loan Party or any of its Subsidiaries, seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against such Subsidiary Loan Party, or such Subsidiary, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or such Subsidiary




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Loan Party or such Subsidiary shall take any corporate or other organizational action to authorize any of the actions set forth above in this paragraph (e);

         (f) Judgments. Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against any Subsidiary Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (g) Termination Events. Any Termination Event with respect to a Plan shall have occurred and, thirty (30) days after notice thereof shall have been given to the Subsidiary Loan Parties by the Loan Administrator, (i) such Termination Event shall not have been corrected and (ii) the then present value of such Plan's vested benefits shall exceed the then current value of assets accumulated in such Plan by more than the amount of $5,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount);

         (h) Plan Withdrawals. Any Subsidiary Loan Party or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $5,000,000;

         (i) Change in Control. Any Change in Control shall have occurred;

         (j) Invalidity of Loan Documents. Any material provision of any Loan Document shall for any reason cease to be valid and binding on any Subsidiary Loan Party or any Subsidiary Loan Party shall so state in writing;

         (k) Security Instruments. (i) Except with respect to Post-Closing Items prior to the dates specified on Schedule 2.14, the Collateral Agent shall fail to have an Acceptable Security Interest in any material portion of the Collateral or (ii) any Security Instrument shall at any time and for any reason cease to create the Lien on any Property purported to be subject to such agreement that constitutes a material portion of the Collateral in accordance with the terms of such agreement, or cease to be in full force and effect, or shall be contested by any Subsidiary Loan Party;

         (l) EPC Event of Default. Any EPC Event of Default shall have occurred and be continuing after any applicable grace period; or

         (m) Unfunded Plan Benefits. Any Subsidiary Loan Party has liabilities in respect of unfunded vested benefits under any Plan, to the extent such liabilities could reasonably be expected to cause a Material Adverse Change.

         Section 7.02 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01, except for clause (i) thereof) shall have occurred and be continuing, then, and in any such event,






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         (a) the Loan Administrator may, by notice to the Subsidiary Loan
Parties, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, other than the notice expressly provided for above, all of which are hereby expressly waived by each Subsidiary Loan Party; and

         (b) the Collateral Agent may proceed to enforce the Collateral Agent's and the Lender's rights and remedies under the Security Instruments and the other Loan Documents for the benefit of the Subsidiary Secured Parties by appropriate proceedings.

         Section 7.03 Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.01 (other than clause (i) thereof) shall occur,

         (a) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by each Subsidiary Loan Party; and

         (b) the Collateral Agent may proceed to enforce the Collateral Agent's and the Lender's rights and remedies under the Security Instruments and each of the other Loan Documents for the benefit of the Subsidiary Secured Parties by appropriate proceedings.

         Section 7.04 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent or the Lender to or for the credit or the account of any Subsidiary Loan Party against any and all of the obligations of such Subsidiary Loan Party now or hereafter existing under this Agreement, the Notes and the other Loan Documents, irrespective of whether or not the Collateral Agent or the Lender shall have made any demand under this Agreement, such Notes, or such other Loan Documents, and although such obligations may be unmatured. The Collateral Agent agrees to promptly notify the Loan Administrator, the Subsidiary Loan Parties and the Lender after any such set-off and application made by the Collateral Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent under this Section 7.04 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or the Lender may have.

         Section 7.05 Non-exclusivity of Remedies. No remedy conferred upon the Loan Administrator or the Collateral Agent or the Lender in the Loan Documents is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.







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


                                  ARTICLE VIII

                             THE LOAN ADMINISTRATOR

         Section 8.01 Authorization and Action. The Lender hereby appoints and authorizes the Loan Administrator to take such action as administrator of the Loans and this Agreement on behalf of the Lender and to exercise such powers under this Agreement as are delegated to the Loan Administrator by the terms hereof and of the other Loan Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (including, without limitation, enforcement or collection of the Note), the Loan Administrator shall not be required to exercise any discretion or take any action.

         Section 8.02 Loan Administrator's Reliance, Etc. Neither the Loan Administrator nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken (INCLUDING THE LOAN ADMINISTRATOR'S OWN NEGLIGENCE) by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Loan Administrator: (a) may consult with legal counsel (including counsel for the Lender or any Subsidiary Loan Party), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to the Lender and shall not be responsible to the Lender for any statements, warranties, or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of any Subsidiary Loan Party or its Subsidiaries or to inspect the property (including the books and records) of any Subsidiary Loan Party or its Subsidiaries; (e) shall not be responsible to the Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         Section 8.03 CNAI. Each of the Lender and the Subsidiary Loan Parties acknowledges and agrees that CNAI's role as the Loan Administrator hereunder and as the Collateral Agent under this Agreement or any other Loan Document is administrative in nature and that CNAI and its Affiliates do not have any responsibilities to the Lender or the Subsidiary Loan Parties whatsoever insofar as its performance of any of its obligations hereunder (including without limitation any determination by the Loan Administrator of the Borrowing Base for any Subsidiary Borrower) other than to apply any proceeds of funds received by or on behalf of the Lender from the Subsidiary Loan Parties as contemplated by the Loan Documents. Each of the Lender and the Subsidiary Loan Parties further acknowledges and agrees that CNAI or any Affiliate of CNAI may from time to time may be an EPC Lender under the EPC Credit Agreement, and CNAI is the initial EPC Agent under the EPC Credit Agreement, and CNAI's



----------------------
    (1) Certain of these provisions will be revised to conform to the EPC Credit Agreement.



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


rights and obligations in such capacities are independent of any rights it may have hereunder and it may exercise any such rights and perform any such obligations as though it were not the Loan Administrator or the Collateral Agent hereunder and under the other Loan Documents. In addition, CNAI and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Subsidiary Loan Parties, the Lender, and any Person who may do business with or own securities of the Lender or any of its Subsidiaries, all as if CNAI were not the Loan Administrator or the Collateral Agent hereunder and under the other Loan Documents and without any duty to account therefor to the Lender or any Subsidiary Loan Party.

         Section 8.04 Lender Credit Decision. The Lender acknowledges that it has, independently and without reliance upon the Loan Administrator and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

         Section 8.05 Indemnification. THE LENDER AGREES TO INDEMNIFY THE LOAN ADMINISTRATOR AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (EACH, AN "INDEMNIFIED PARTY"), TO THE EXTENT NOT REIMBURSED BY A SUBSIDIARY BORROWER, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNIFIED PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY ANY INDEMNIFIED PARTY UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING THE LOAN ADMINISTRATOR'S OWN NEGLIGENCE), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT THE LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE LOAN ADMINISTRATOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, THE LENDER AGREES TO REIMBURSE SUCH INDEMNIFIED PARTY, WITHIN TEN
(10) DAYS AFTER DEMAND THEREFOR, FOR ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY SUCH INDEMNIFIED PARTY IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT SUCH INDEMNIFIED PARTY IS NOT REIMBURSED FOR SUCH BY A SUBSIDIARY BORROWER.

         Section 8.06 Successor Loan Administrator. The Loan Administrator may resign at any time by giving written notice thereof to the Lender and the Subsidiary Loan Parties. Upon receipt of notice of any such resignation, the Loan Administrator shall have the right to appoint a successor Loan Administrator with, if no Event of Default has occurred and is continuing, the consent of the Lender and the Subsidiary Loan Parties, which consent shall not be unreasonably withheld. If no successor Loan Administrator shall have been so appointed by the Loan Administrator with the consent of the Lender and the Subsidiary Loan Parties, and shall have accepted such appointment, within thirty (30) days after the retiring Loan Administrator's giving of notice of resignation, then the retiring Loan Administrator may, on behalf of the Lender and the Subsidiary Loan Parties, appoint a successor Loan Administrator, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000.00. Upon the acceptance of any appointment as Loan Administrator by a successor Loan Administrator, such successor Loan Administrator shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Loan Administrator, and the retiring Loan Administrator shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Loan Administrator's resignation or removal hereunder as Loan Administrator, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Loan Administrator under this Agreement and the other Loan Documents.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01 Amendments, Etc. No amendment or modification of any provision of this Agreement or any other Loan Document, shall in any event be effective unless the same shall be in writing and signed by the Lender, the Loan Administrator and the Subsidiary Loan Parties. No waiver of any provision hereof or consent to any departure from any provision hereof by any party hereto shall be effective unless in writing and signed by the Person to be bound thereby, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 9.02 Notices, Communications, Etc.

         (a) Notices Generally. Except as otherwise provided in this Section 9.02, all notices and other communications shall be in writing (including, without limitation, telecopy or telex) and mailed by certified mail, return receipt requested, telecopied, hand delivered, or delivered by a nationally recognized overnight courier, at the address for the appropriate party specified in Annex I or at such other address as shall be designated by such party in a written notice to the other parties complying with the requirements of this
Section 9.02. All such notices and communications shall, when so mailed, telecopied, or hand delivered or delivered by a nationally recognized overnight courier, be effective when received if mailed, when telecopy transmission is completed, or when delivered by such messenger or courier, respectively, except that notices and communications to the Loan Administrator pursuant to Article II or VIII shall not be effective until received by the Loan Administrator.



-------------------------
      (2) Certain of these provisions will be revised to conform to the EPC Credit Agreement.



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


         (b) Email/Internet Communications. Each Subsidiary Loan Party and the Lender hereby agrees that it will provide to the Loan Administrator all information, documents and other materials that it is obligated to furnish to the Loan Administrator pursuant to this Agreement (and any guaranties, security agreements and other agreements relating thereto), including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Loan or Advance (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor,
(iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing hereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Loan Administrator to the following email address: oploanswebadmin@ssmb.com.

In addition, each Subsidiary Loan Party and the Lender agrees to continue to provide the Communications to the Loan Administrator in the manner specified in this Agreement but only to the extent requested by the Loan Administrator.

         (c) Disclosure of Communications. Each Subsidiary Loan Party and the Lender further agrees that the Loan Administrator may make the Communications available to the EPC Agent and the EPC Lenders by posting the Communications on "e-Disclosure" (the "Platform"), the Loan Administrator's internet delivery system that is part of SSB Direct, Global Fixed Income's primary web portal. Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Lender and each Subsidiary Loan Party acknowledge that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

         (d) NO WARRANTIES. THE COMMUNICATIONS AND THE PLATFORM ARE PROVIDED "AS IS" AND "AS AVAILABLE". THE CITIGROUP PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS OR THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE CITIGROUP PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL CNAI OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "CITIGROUP PARTIES") HAVE ANY LIABILITY TO ANY SUBSIDIARY LOAN PARTY OR THE LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL




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

DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY SUBSIDIARY LOAN PARTY'S OR THE LENDER'S OR THE LOAN ADMINISTRATOR'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY CITIGROUP PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH CITIGROUP PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         (e) Indemnification. The Subsidiary Loan Parties and the Lender shall jointly and severally indemnify and hold harmless each Citigroup Party from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Citigroup Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of, directly or indirectly, this Agreement or the use of the Platform as contemplated herein (including, without limitation, any Subsidiary Loan Party's or the Lender's use of, or inability to use, the Platform), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Citigroup Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective (x) whether or not such investigation, litigation or proceeding is brought by any of the Subsidiary Loan Parties or the Lender, or any of their respective directors, security holders or creditors, or by a Citigroup Party or any other Person, and
(y) whether or not a Citigroup Party is a party to such investigation, litigation or proceeding.

         (f) Effectiveness of Communications to Loan Administrator. The Loan Administrator agrees that the receipt of the Communications by the Loan Administrator at its e-mail address set forth above shall constitute effective delivery of the Communications to the Loan Administrator for purposes of this Agreement (and any guaranties, security agreements and other agreements relating thereto). Nothing herein shall prejudice the right of the Loan Administrator to give any notice or other communication pursuant to this Agreement (or any guaranty, security agreement or other agreement relating thereto) in any other manner specified in this Agreement (or any such guaranty, security agreement or other agreement).

         Section 9.03 No Waiver; Remedies. No failure on the part of the Lender or the Loan Administrator to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 9.04 Costs and Expenses. The Subsidiary Loan Parties agree to pay on demand (a) all reasonable out-of-pocket costs and expenses of the Loan Administrator in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the other Loan Documents including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Loan Administrator with respect to advising the Loan

Administrator as to its rights and responsibilities under this Agreement, and
(b) all out-of-pocket costs and expenses, if any, of the Loan Administrator and the Lender (including, without limitation, reasonable counsel fees and expenses of the Loan Administrator and the Lender) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement and the other Loan Documents.

         Section 9.05 Binding Effect. This Agreement shall become effective when it shall have been executed by the Subsidiary Loan Parties, the Lender and the Loan Administrator, and thereafter shall be binding upon and inure to the benefit of each Subsidiary Loan Party, the Lender, the Loan Administrator and their respective successors and assigns, except that no Subsidiary Loan Party shall have the right to assign its rights or delegate its duties under this Agreement or any other Loan Document, or any interest therein, without the prior written consent of the Lender and the Loan Administrator.

         Section 9.06 Collateral Assignment by the Lender. Each of the Subsidiary Loan Parties acknowledges and agrees that (a) all of the Lender's rights under this Agreement and the other Loan Documents are being collaterally assigned by the Lender to the EPC Agent to secure the EPC Obligations, and (b) at any time the EPC Agent may do so in accordance with the documents governing the EPC Credit Agreement or, if applicable, the EPC Refinancing Facility, the EPC Agent may foreclose upon or otherwise exercise any such rights that have been collaterally assigned by the Lender and any Person acquiring such rights in any foreclosure may thereafter act in all respects as the Lender hereunder and under the other Loan Documents (subject to the provisions of the Loan Documents).

         Section 9.07 INDEMNIFICATION. (A) EACH OF THE SUBSIDIARY LOAN PARTIES SHALL INDEMNIFY THE LOAN ADMINISTRATOR, THE COLLATERAL AGENT, THE LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, OR DAMAGES WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THEM IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE OR STRICT LIABILITY) AND INCLUDING WITHOUT LIMITATION ENVIRONMENTAL LIABILITIES, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.

         (B) IN ADDITION, THE SUBSIDIARY BORROWERS SHALL INDEMNIFY THE LENDER FOR ANY OBLIGATIONS IT MAY HAVE UNDER THE EPC CREDIT AGREEMENT OR ANY EPC REFINANCING FACILITY TO THE EXTENT SUCH OBLIGATIONS ARE INCURRED AS A RESULT OF ANY DEFAULT UNDER THIS

AGREEMENT OR IS OTHERWISE PART OF EPC'S COST OF FUNDS TO MAINTAIN THE LOANS.

         Section 9.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 9.09 Survival of Representations, Etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of any of the Subsidiary Loan Parties in connection herewith shall survive the execution and delivery of this Agreement and the Loan Documents, the making of the Loans and any investigation made by or on behalf of the Lender or the Loan Administrator, none of which investigations shall diminish the Lender's right to rely on such representations and warranties. All obligations of the Subsidiary Loan Parties provided for in Sections 2.11, 2.12(c), 9.02(e), 9.04, and 9.07 and all of the obligations of the Lender in Section 8.05 and 9.02(e) shall survive any termination of this Agreement and repayment in full of the Guaranteed Obligations.

         Section 9.10 Severability. In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

         Section 9.11 Governing Law. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE IN THE SECURITY INSTRUMENTS.

         Section 9.12 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, THE SUBSIDIARY LOAN PARTIES, THE LENDER, AND THE LOAN ADMINISTRATOR HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 9.13 Consent to Jurisdiction. (a) Each of the Subsidiary Loan Parties and the Lender, on behalf of itself and its successors and assigns and in respect of its property, hereby irrevocably agrees, to the fullest extent it may do so under law, in the event it files any action, one effect of which could be to halt, enjoin, impair or hinder the enforcement of the parties' obligations hereunder or under the other Loan Documents, or proceedings to enforce collection on those obligations, including, but not limited to, any proceeding under the United States Bankruptcy Code, to file such action, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined, in the United States District Court for the Southern District of New York sitting in New York City or in such District's Bankruptcy

Court, as applicable, assuming venue in that District would be proper, or in the courts of the State of New York, First Department sitting in New York County. Each of the Subsidiary Loan Parties and the Lender, on behalf of itself and its successors and assigns, hereby irrevocably waives, to the fullest extent it may do so under law, the defense of an inconvenient forum to such action or proceeding. To the fullest extent permitted by applicable law, each of the Subsidiary Loan Parties and the Lender, on behalf of itself and its successors and assigns, hereby irrevocably agrees to elect in favor of filing in or transferring to the United States District Court for the Southern District of New York, assuming that venue in such district would otherwise be proper, to the extent it has any control over the choice of a district for the filing or transfer of a case under the United States Bankruptcy Code for any of its Affiliates as debtor. In the event an Affiliate of the Subsidiary Loan Parties or the Lender or any of their respective Affiliates is the subject of a separate case under the United States Bankruptcy Code, in a court other than the Bankruptcy Court for the Southern District of New York, each of the Subsidiary Loan Parties and the Lender, on behalf of itself and its successors and assigns, hereby irrevocably agrees to the fullest extent permitted by applicable law to seek a transfer to the latter district, assuming venue in such district would otherwise be proper. In the event that a bankruptcy court enters a motion to consolidate multiple cases filed by any Subsidiary Loan Party or the Lender or any of their respective Affiliates, each Subsidiary Loan Party and the Lender also agrees to the fullest extent permitted by applicable law to seek a transfer of the consolidated case to the latter district, assuming venue in such district would otherwise be proper. The execution of this Agreement is expressly conditioned on the willingness and intention of the Subsidiary Loan Parties and the Lender to enforce the provisions of this Section 9.13. In addition, each Subsidiary Loan Party and the Lender warrants that it is subject to no preexisting obligations that would interfere with its adherence to the foregoing provisions of this Section 9.13 and additionally warrants that it will not enter into other agreements that in any way compromise its ability to adhere to these provisions without the express written consent of the Lender, the Loan Administrator, and the Collateral Agent.

         (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York located in the County of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Subsidiary Loan Party and the Lender hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein shall affect the right of the Lender, the Loan Administrator, or the Collateral Agent to bring any legal action or proceeding with respect to this Agreement or any other Loan Document against a Subsidiary Loan Party or the Lender in the courts of any other jurisdiction. To the fullest extent permitted by applicable law, each Subsidiary Loan Party and the Lender hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in subsection (a) of this Section 9.13 and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) Each Subsidiary Loan Party and the Lender hereby irrevocably appoints CT Corporation System with offices on the date hereof at 111 Eighth Avenue, 13th Floor, New York, NY 10011 (or any successor, provided that such successor shall be located in New York

City and engaged in the business of acting as a process agent and shall be a company of national recognition, and provided further that notice of such successor agent shall be promptly given to the Lender, the Loan Administrator and the Collateral Agent by such Subsidiary Loan Party or the Lender, as applicable, the "Process Agent") as its designee, appointee and agent to receive, accept and acknowledge on its behalf and its property service of copies of the summons and complaint and any other process that may be served in any action or proceeding under subsection (a) or (b) of this Section 9.13. Such service may be made by delivering a copy of such process to any Subsidiary Loan Party or the Lender, as applicable, in care of the Process Agent at the Process Agent's address and each such Subsidiary Loan Party and the Lender hereby authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Subsidiary Loan Party and the Lender also irrevocably consents to the service of any and all process in any such action or proceeding by the delivering of copies of such process to such Subsidiary Loan Party and the Lender at its address specified in Section 9.02 hereof. To the fullest extent permitted by applicable law, each Subsidiary Loan Party and the Lender agrees that a non-appealable final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Section 9.14 Confidentiality. Subject to Section 9.02(b), the Loan Administrator agrees that it will use its commercially reasonable best efforts not to disclose, without the prior consent of the Lender or any Subsidiary Loan Party (other than to its, or its Affiliate's, employees, auditors, accountants, counsel or other representatives, whether existing at the date of this Agreement or any subsequent time), any information with respect to the Lender or such Subsidiary Loan Party which is furnished pursuant to this Agreement, provided that the Loan Administrator may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or United States federal regulatory body having or claiming to have jurisdiction over such Person or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding, (iv) in order to comply with any law, order, regulation or ruling applicable to such Person, (v) to any Person, without limitation of any kind, related to the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions or other tax analysis) provided to any party hereto related to such U.S. tax treatment or U.S. tax structure, or
(vi) to any prospective assignee or participant in connection with any permitted assignment of any rights or obligations of the Lender hereunder, or any sale of any participation therein, by the Lender (including without limitation any assignment related to the exercise of rights by the EPC Agent in connection with the collateral assignment of the Lender's rights contemplated by Section 9.06), if such prospective assignee or participant, as the case may be, executes an agreement with such Subsidiary Loan Party containing provisions substantially similar to those contained in this Section 9.14; provided, however, that each Subsidiary Loan Party acknowledges that the Loan Administrator has disclosed and may continue to disclose such information as the Loan Administrator, in its sole discretion, determines is appropriate to the EPC Agent and any EPC Lender from time to time; provided, further, that this Section 9.14 shall not limit or otherwise restrict EPC's right to disclose any information about the Lender or any Subsidiary Loan Party.

         Section 9.15 ENTIRE AGREEMENT. THIS AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.






                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGES FOLLOW.]

         EXECUTED as of the date first above written.

                             SUBSIDIARY BORROWERS:

                             EL PASO PRODUCTION COMPANY


                             By: /s/ John Hopper
                                 ---------------------------------
                                     Name: John Hopper
                                     Title: Vice President



                             EL PASO PRODUCTION GOM INC.


                             By: /s/ John Hopper
                                 ---------------------------------
                                     Name: John Hopper
                                     Title: Vice President





                             VERMEJO MINERALS CORPORATION




                             By: /s/ John Hopper
                                 ---------------------------------
                                     Name: John Hopper
                                     Title: Vice President




                             EL PASO ENERGY RATON, L.L.C.




                             By: /s/ John Hopper
                                 ---------------------------------
                                     Name: John Hopper
                                     Title: Vice President

                             PARENT GUARANTORS:

                             EL PASO PRODUCTION HOLDING COMPANY


                             By: /s/ John Hopper
                                 ---------------------------------
                                     Name: John Hopper
                                     Title: Vice President



                             SABINE RIVER INVESTORS VI, L.L.C.



                             By: /s/ John Hopper
                                 ---------------------------------
                                     Name: John Hopper
                                     Title: Responsible Manager



                             SABINE RIVER INVESTORS IX, L.L.C.


                             By: /s/ John Hopper
                                 ---------------------------------
                                     Name: John Hopper
                                     Title: Responsible Manager



                             LENDER:

                             EL PASO CORPORATION





                             By: /s/ Thomas G. Kilgore
                                 ---------------------------------
                                     Name: Thomas G. Kilgore
                                     Title: Vice President

                             LOAN ADMINISTRATOR:

                             CITICORP NORTH AMERICA, INC.
                             as Loan Administrator



                             By: /s/ Amy K. Pincu
                                 ---------------------------------
                                     Name: Amy K. Pincu
                                     Title: Vice President

                                     ANNEX I
                                       TO
                                CREDIT AGREEMENT

                               NOTICE INFORMATION

--------------------------- -----------------------------------
SUBSIDIARY BORROWERS:       EL PASO PRODUCTION COMPANY
--------------------        1001 Louisiana
                            Houston, Texas   77002
                            Attention :  Treasurer
                            Telecopy:  (713) 420-2708
                            Phone:  (713) 420-2490

                            EL PASO PRODUCTION GOM INC.
                            1001 Louisiana
                            Houston, Texas   77002
                            Attention :  Treasurer
                            Telecopy:  (713) 420-2708
                            Phone:  (713) 420-2490


                            VERMEJO MINERALS CORPORATION
                            1001 Louisiana
                            Houston, Texas   77002
                            Attention :  Treasurer
                            Telecopy:  (713) 420-2708
                            Phone:  (713) 420-2490


                            EL PASO ENERGY RATON, L.L.C.
                            1001 Louisiana
                            Houston, Texas   77002
                            Attention :  Treasurer
                            Telecopy:  (713) 420-2708
                            Phone:  (713) 420-2490


--------------------------- -----------------------------------

---------------------------- ------------------------------------------------
PARENT GUARANTORS:           EL PASO PRODUCTION HOLDING COMPANY
------------------           1001 Louisiana
                             Houston, Texas   77002
                             Attention :  Treasurer
                             Telecopy:  (713) 420-2708
                             Phone:  (713) 420-2490


                             SABINE RIVER INVESTORS VI, L.L.C.
                             c/o Wilmington Trust Company
                             Rodney Square North
                             1100 North Market Street
                             Wilmington, DE 19890
                             Attention: Corporate Trust Administration
                             Telecopy:  (302) 636-4145
                             Phone:  (302) 636-6457/(302) 636-6453


                             SABINE RIVER INVESTORS IX, L.L.C.
                             c/o Wilmington Trust Company
                             Rodney Square North
                             1100 North Market Street
                             Wilmington, DE 19890
                             Attention: Patty Zink/Jim Hanley
                             Corporate Trust Administration
                             Telecopy:  (302) 636-4145
                             Phone:  (302) 636-6457/(302) 6453



---------------------------- ------------------------------------------------

---------------------------- ------------------------------------------------
LENDER :                     EL PASO CORPORATION
-------                      1001 Louisiana
                             Houston, Texas   77002
                             Attention:  Chief Financial Officer
                             Telecopy:  (713) 420-4449
                             Phone:  (713) 420-3040



---------------------------- ------------------------------------------------
LOAN ADMINISTRATOR:          CITICORP NORTH AMERICA, INC.
                             1200 Smith Street
                             Houston, Texas 77002
                             Attention: Carol Rooney
                             Telecopy: (713) 654-2849
                             Phone: (713) 654-3590



---------------------------- ------------------------------------------------

                                    ANNEX II

                         INITIAL BORROWING BASE AMOUNTS

El Paso Production Company          $741,178,117

El Paso Production GOM Inc.         $257,000,000

Vermejo Minerals Corporation        $128,821,883

El Paso Energy Raton, L.L.C.        $ 73,000,000